                                                                  Exhibit 10.41a










                               FINANCING AGREEMENT




                       THE CIT GROUP/BUSINESS CREDIT, INC.

                                   (AS LENDER)


                                       AND


                                  SIMULA, INC.
                              AND ITS SUBSIDIARIES

                                 (AS BORROWERS)


                            DATED: DECEMBER 30, 1999

                                TABLE OF CONTENTS

SECTION  1.  Definitions ..................................................    1

SECTION  2.  Conditions Precedent .........................................   13

SECTION  3.  Revolving Loans ..............................................   18

SECTION  4.  Term Loan ....................................................   23

SECTION  5.  Letters of Credit ............................................   24

SECTION  6.  Collateral ...................................................   26

SECTION  7.  Representations, Warranties and Covenants ....................   30

SECTION  8.  Interest, Fees and Expenses ..................................   37

SECTION  9.  Powers .......................................................   40

SECTION 10.  Events of Default and Remedies ...............................   41

SECTION 11.  Termination ..................................................   44

SECTION 12.  Miscellaneous ................................................   45

SIGNATURES ................................................................   47


EXHIBIT

     Exhibit A - Form of Term Loan Promissory Note

SCHEDULES


     Schedule 1 - Existing Liens
     Schedule 2 - Collateral Locations and Chief Executive Office

     THE CIT GROUP/BUSINESS CREDIT, INC., a New York corporation, (hereinafter "CITBC") with offices located at 300 South Grand Avenue, 3rd Floor, Los Angeles, California 90071, is pleased to confirm the terms and conditions under which CITBC shall make revolving loans, term loans and other financial accommodations to SIMULA, INC. (herein "Simula"), an Arizona corporation with a principal place of business at 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004, and Simula's subsidiaries AIRLINE INTERIORS, INC. (herein "AII"), an Arizona corporation with a principal place of business at 12325 Kerran Street, Poway, California 92064, ARTCRAFT INDUSTRIES CORP. (herein "AIC"), an Arizona corporation with a principal place of business at 4753 Aviation Parkway, Suite F, College Park, Georgia 30349, SIMULA TRANSPORTATION EQUIPMENT CORPORATION (formerly known as INTAERO INC.; herein "STEC"), an Arizona corporation with a principal place of business at 9940 Mesa Rim Road, San Diego, California 92121, INTERNATIONAL CENTER FOR SAFETY EDUCATION, INC. (herein "ISFSE"), an Arizona corporation with a principal place of business at 10016 South 51st Street, Phoenix, Arizona 85044, SIMULA AUTOMOTIVE SAFETY DEVICES, INC. (herein "SASD"), an Arizona corporation with a principal place of business at 7360 S. Kyrene Road, Suite 106, Tempe, Arizona 85283, SIMULA COMPOSITES CORPORATION (herein "SCC"), an Arizona corporation with a principal place of business at 2495 South Industrial Park Avenue, Tempe, Arizona 85282, SIMULA POLYMER SYSTEMS, INC. (herein "SPS"), an Arizona corporation with a principal place of business at 10016 South 51st Street, Phoenix, Arizona 85044, SIMULA SAFETY SYSTEMS, INC. (herein "SSS"), an Arizona corporation with a principal place of business at 7414 South Harl Avenue, Tempe, Arizona 85283, SIMULA TECHNOLOGIES, INC. (herein "STI"), an Arizona corporation with a principal place of business at 10016 South 51st Street, Phoenix, Arizona 85044, CCEC CAPITAL CORP., an Arizona corporation with a principal place of business at 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004, and SIMULA AUTOMOTIVE SAFETY DEVICES, LIMITED (herein "SASD Limited"), a United Kingdom corporation with a principal place of business at Unit 2, Wansbeck Business Park, Rotary Parkway, Ashington, Northumberland NE63 8QZ, United Kingdom (Simula and such subsidiaries may be referred to herein individually as a "Company" and collectively as the "Companies").

SECTION 1.  DEFINITIONS

ACCOUNTS shall mean all of the Companies' now existing and future: (A) accounts (as defined in the U.C.C.) and any and all other receivables (whether or not specifically listed on schedules furnished to CITBC), including, without limitation, all accounts created by or arising from all of their sales of goods or rendition of services to their customers, and all accounts arising from sales or rendition of services made under any of their trade names or styles, or through any of their divisions; (B) any and all instruments (as defined in the U.C.C.), documents (as defined in the U.C.C.), contract rights (as defined in the U.C.C.) and chattel paper (as defined in the U.C.C.); (C) unpaid seller's rights (including rescission, replevin, reclamation and stoppage in transit) relating to the foregoing or arising therefrom; (D) rights to any goods represented by any of the foregoing, including rights to returned or repossessed goods; (E) reserves and credit balances arising hereunder; (F) guarantees or collateral for any of the foregoing; (G) insurance policies or rights relating to any of the foregoing; and (H) cash and non-cash proceeds of any and all the foregoing.

ACCOUNTS RECEIVABLE ADVANCE PERCENTAGE shall mean eighty-five percent (85%).

ADMINISTRATIVE MANAGEMENT FEE shall mean the sum of $35,000 which shall be paid to CITBC in accordance with Section 8, Paragraph 11 hereof to offset the expenses and costs (excluding Out-of-Pocket Expenses) of CITBC in connection with record keeping, periodic examinations, analyzing and evaluating the Collateral.

ANNIVERSARY DATE shall mean the date occurring three (3) years from the date hereof and the same date in every year thereafter.

AVAILABILITY shall mean, as to any Company, at any time the excess of the sum of
a) Eligible Accounts Receivable of such Company multiplied by the Accounts Receivable Advance Percentage, and b) the lesser of (i) Eligible Inventory of such Company multiplied by the Inventory Advance Percentage or (ii) the Inventory Loan Cap, and c) the lesser of (i) Revenue in Excess of Billing of such Company multiplied by the Revenue in Excess of Billing Advance Percentage or (ii) the Revenue in Excess of Billing Loan Cap over the sum of x) the outstanding aggregate amount of all Obligations of such Company, including, without limitation, all Obligations with respect to Revolving Loans and Letters of Credit but excluding the Term Loan and y) the Availability Reserve of such Company.

AVAILABILITY RESERVE shall mean, as to any Company, the sum of two (2) months rental payments on all of its leased premises (determined in accordance with Schedule 1 hereto) for which it has not delivered to CITBC a landlord's waiver (in form and substance satisfactory to CITBC in the exercise of its reasonable business judgment), provided that such amount shall be increased to the sum of three (3) months rental payments with respect to all such leased premises as to CITBC has not received a landlord's waiver within 90 days of the Closing Date, as such amounts may be adjusted from time to time hereafter upon (i) delivery to CITBC of any such acceptable waiver, (ii) the opening or closing of a Collateral location and/or (iii) any change in rental payment.

BILLINGS shall mean, as to any Company, the amounts billed by such Company under a contract between such Company and a third party, which contract provides for progress billings and payments or otherwise entitles such Company to payment upon such billing.

BUSINESS DAY shall mean any day that CITBC is open for business in New York, New York, which is not (i) a Saturday, Sunday or legal holiday in the state of New York or (ii) a day on which banking institution chartered by the state of New York or the United States are legally required to close.

CAPITAL EXPENDITURES for any period shall mean the aggregate of all expenditures of the Companies during such period that in conformity with GAAP are required to be included in or reflected by the property, plant or equipment or similar fixed asset account reflected in the balance sheet of the Companies.

CAPITAL IMPROVEMENTS shall mean operating Equipment and facilities (other than land) acquired or installed for use in the Companies' business operations.

CAPITAL LEASE shall mean any lease of property (whether real, personal or mixed) which, in conformity with GAAP, is accounted for as a capital lease or a Capital Expenditure on the balance sheet of the Companies.

CHASE BANK RATE shall mean the rate of interest per annum announced by The Chase Manhattan Bank from time to time as its prime rate in effect at its principal office in the City of New York. (The prime rate is not intended to be the lowest rate of interest charged by The Chase Manhattan Bank to its borrowers).

CLOSING DATE shall mean December 30, 1999.

COLLATERAL shall mean all present and future Accounts, Equipment, Inventory, Documents of Title, General Intangibles, Real Estate and Other Collateral of the Companies.

CONSOLIDATED BALANCE SHEET shall mean a consolidated balance sheet for Parent, the Companies and the consolidated subsidiaries of each eliminating all inter-company transactions and prepared in accordance with GAAP.

CONSOLIDATING BALANCE SHEET shall mean a Consolidated Balance Sheet plus individual balance sheets for Parent, the Companies, and the subsidiaries of each showing all elimination of inter-company transactions and prepared in accordance with GAAP and including a balance sheet for each Company exclusively.

CUSTOMARILY PERMITTED LIENS shall mean

     (a) liens of local or state authorities for franchise or other like taxes provided the aggregate amounts of such liens shall not exceed $100,000.00 in the aggregate for the Companies at any one time;

     (b) statutory liens of landlords and liens of carriers, warehousemen, mechanics, materialmen and other like liens imposed by law, created in the ordinary course of business and for amounts not yet due (or which are being contested in good faith by appropriate proceedings or other appropriate actions which are sufficient to prevent imminent foreclosure of such liens) and with respect to which adequate reserves or other appropriate provisions are being maintained in accordance with GAAP;

     (c) deposits made (and the liens thereon) in the ordinary course of business (including, without limitation, security deposits for leases, surety bonds and appeal bonds) in connection with workers' compensation, unemployment insurance and other types of social security benefits or to secure the performance of tenders, bids, contracts (other than for the repayment or guarantee of borrowed money or purchase money obligations), statutory obligations and other similar obligations arising as a result of progress payments under government contracts; and

     (d) easements (including, without limitation, reciprocal easement agreements and utility agreements), encroachments, minor defects or irregularities in title, variation and other restrictions, charges or encumbrances (whether or not recorded) affecting the Real Estate and which (i) are listed in Schedule B of the title insurance policy delivered to CITBC herewith or (ii) in the aggregate (x) do no materially interfere with the occupation, use or enjoyment by the Companies in their business of the property so encumbered and (y) in the reasonable business judgment of CITBC does not materially and adversely affect the value of such Real Estate.

DEFAULT shall mean any event specified in Section 10 hereof, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, event or act, has been satisfied.

DEFAULT RATE OF INTEREST shall mean a rate of interest per annum equal to the sum of: a) two percent (2%) plus b) the applicable contract rate of interest based upon the applicable increment over the Chase Bank Rate as determined under
Section 8 hereof, which CITBC shall be entitled to charge the Companies on all Obligations due CITBC by the Companies to the extent provided in Section 10, Paragraph 2 of this Financing Agreement.

DEPOSITORY ACCOUNTS shall have the meaning specified in Section 3, Paragraph 4 hereof.

DIVESTITURE shall mean the consummation of the sale by Simula of the capital stock or substantially all of the assets of AII.

DOCUMENTATION FEE shall mean CITBC's standard fees relating to any and all modifications, waivers, releases, amendments or additional collateral with respect to this Financing Agreement, the Collateral and/or the Obligations.

DOCUMENTS OF TITLE shall mean all present and future documents (as defined in the U.C.C.) including, without limitation all warehouse receipts, bills of lading, shipping documents, chattel paper, instruments and similar documents, all whether negotiable or not and all goods and Inventory relating thereto and all cash and non-cash proceeds of the foregoing.

EARLY TERMINATION DATE shall mean the date on which the Companies terminate this Financing Agreement or the Line of Credit which date is prior to an Anniversary Date.

EARLY TERMINATION FEE shall: I) mean the fee CITBC is entitled to charge the Companies in the event they terminate the Line of Credit or this Financing Agreement on a date prior to an Anniversary Date; and II) be determined by multiplying the Line of Credit by (x) one and one-half percent (1-1/2%) if the Early Termination Date occurs on or prior to one (1) year after the Closing Date, or (y) three-fourths percent (3/4%) if the Early Termination Date occurs after one (1) year after the Closing Date but prior to two (2) years after the Closing Date.

EBITDA shall mean, in any period, all earnings before all (i) interest and tax obligations, (ii) depreciation, and (iii) amortization for said period, all determined in accordance with GAAP on a basis consistent with the latest audited financial statements of the Companies but excluding the effect of extraordinary and/or non-reoccurring gains or losses for such period.

ELIGIBLE ACCOUNTS RECEIVABLE shall mean, as to any Company, the gross amount of such Company's Trade Accounts Receivable that are subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment, less, without duplication, the sum of a) any returns, discounts, claims, credits and allowances of any nature (whether issued, owing, granted or outstanding) and b) reserves for: i) sales to the United States of America or to any agency, department or division thereof (other than Trade Accounts Receivable as to which such Company has complied with the federal Assignment of Claims Act for the benefit of CITBC); ii) foreign sales other than sales x) secured by stand-by letters of credit (in form and substance satisfactory to CITBC) issued or confirmed by, and payable at, banks having a place of business in the United States of America and payable in United States currency, or y) covered by credit insurance in form and substance satisfactory to CITBC, or z) otherwise deemed creditworthy and acceptable by CITBC; iii) Accounts that remain unpaid more than ninety (90) days from invoice date (but with respect to Accounts as to which the payment terms are up to ninety (90) days from invoice date, Accounts that remain unpaid for 30 days past due date but in no event unpaid one hundred twenty (120) days or more past invoice date); iv) contras; v) sales to Parent, any subsidiary, or to any company affiliated with the Companies or Parent in any way; vi) bill and hold (deferred shipment) or consignment sales; vii) sales to any customer which is a) insolvent, b) the debtor in any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, c) negotiating, or has called a meeting of its creditors for purposes of negotiating, a compromise of its debts or d) financially unacceptable to CITBC or has a credit rating unacceptable to CITBC; viii) all sales to any customer if fifty percent (50%) or more of either x) all outstanding invoices or y) the aggregate dollar amount of all outstanding invoices, are unpaid more than ninety (90) days from invoice date; ix) a concentration reserve, at CITBC's discretion, against sales to any customer (other than AutoLiv and its affiliates as to which the concentration reserve shall be up to 35% (and up to 45% after consummation of the Divestiture), as determined in CITBC's discretion as against the aggregate of all Eligible Accounts Receivable of the Companies) which are in excess of an amount up to twenty percent (20%) (as determined in CITBC's discretion) of all Eligible Accounts Receivable; x) any other reasons deemed necessary by CITBC in its reasonable business judgment and which are customary either in the commercial finance industry or in the lending practices of CITBC; xi) an amount representing, historically, returns, discounts, claims, credits and allowances; and xii) such other reserves as CITBC deems necessary in its commercially reasonable judgment as a result of a) negative forecasts and/or trends in such Company's business, industry, prospects, profits, operations or financial condition, or b) other issues, circumstances or facts that could otherwise negatively affect such Company, its business, prospects, profits, operations, industry, financial condition or assets.

ELIGIBLE INVENTORY shall mean, as to any Company, the gross amount of such Company's Inventory that is subject to a valid, first priority and fully perfected security interest in favor of CITBC and which conform to the warranties contained herein and which at all times continue to be acceptable to CITBC in the exercise of its reasonable business judgment less any work-in-process, supplies (other than raw material), goods not present in the United States of America, goods returned or rejected by its customers other than goods that are undamaged and resaleable in the normal course of business, goods to be returned to its suppliers, goods in transit to third parties (other than its agents or warehouses), Inventory in possession of a warehouseman, bailee or other third party unless such warehouseman, bailee or third party has executed a notice of security interest agreement (in form and substance satisfactory to CITBC) and CITBC has taken all other action required to perfect its security interest in such Inventory, and less any reserves required by CITBC in its reasonable discretion for special order goods, market value declines and bill and hold (deferred shipment) or consignment sales.

EQUIPMENT shall mean all present and hereafter acquired equipment (as defined in the U.C.C.) including, without limitation, all machinery, equipment, furnishings and fixtures, and all additions, substitutions and replacements thereof, wherever located, together with all attachments, components, parts, equipment and accessories installed thereon or affixed thereto and all proceeds of whatever sort.

ERISA shall mean the Employee Retirement Income Security Act or 1974, as amended from time to time and the rules and regulations promulgated thereunder from time to time.

EVENT(S) OF DEFAULT shall have the meaning provided for in Section 10 of this Financing Agreement.

EXECUTIVE OFFICERS shall mean the Chairman, President, Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Executive Vice President(s), Senior Vice President(s), Treasurer, Controller and Secretary of the Companies.

FISCAL QUARTER shall mean each three (3) month period ending on March 31, June 30, September 30 and December 31 of each year.

FISCAL YEAR shall mean each twelve (12) month period commencing on January 1 each year and ending on the following December 31.

FIXED CHARGE COVERAGE RATIO shall mean, for the relevant period, the ratio determined by dividing EBITDA by the sum of (i) all interest obligations paid in cash, (ii) the amount of principal repaid or scheduled to be repaid on Indebtedness, but excluding the Term Loan or the LLCP Term Loan A Debt repaid due to the consummation of the Divestiture or the sale of the stock or assets of a Company, (iii) Capital Expenditures and (iv) all federal, state and local income tax expenses paid in cash.

GAAP shall mean generally accepted accounting principles in the United States of America as in effect from time to time and for the period as to which such accounting principles are to apply.

GENERAL INTANGIBLES shall have the meaning set forth in the U.C.C. and shall include, without limitation, all present and future right, title and interest in and to all tradenames, Trademarks (together with the goodwill associated therewith), Patents, licenses, customer lists, distribution agreements, supply agreements and tax refunds, together with all monies and claims for monies now or hereafter due and payable in connection with any of the foregoing or otherwise, and all cash and non-cash proceeds thereof.

GUARANTORS shall mean i) Parent, and ii) the Companies.

INDEBTEDNESS shall mean, without duplication, all liabilities, contingent or otherwise, which are any of the following: (a) obligations in respect of money (borrowed or otherwise) or for the deferred purchase price of property, services or assets, other than Inventory, or (b) lease obligations which, in accordance with GAAP, have been, or which should be capitalized.

INTERCREDITOR AGREEMENT shall mean that certain Intercreditor Agreement, dated on or about the date hereof, between CITBC and LLCP.

INVENTORY shall mean all of the Companies' present and hereafter acquired inventory (as defined in the U.C.C. including, without limitation all merchandise, inventory and goods, and all additions, substitutions and replacements thereof, wherever located, together with all goods and materials used or usable in manufacturing, processing, packaging or shipping same; in all stages of production- from raw materials through work-in-process to finished goods - and all proceeds thereof of whatever sort.

INVENTORY ADVANCE PERCENTAGE shall mean fifty percent (50%).

INVENTORY LOAN CAP shall mean $7,000,000; provided that upon the earlier of the consummation of the Divestiture or the first anniversary of the Closing Date, such amount shall be reduced to $5,000,000.

ISSUING BANK shall mean the bank issuing Letters of Credit for the Companies.

LETTERS OF CREDIT shall mean all letters of credit issued with the assistance of CITBC by the Issuing Bank for or on behalf of the Companies.

LETTER OF CREDIT GUARANTY shall mean the guaranty delivered by CITBC to the Issuing Bank of the Companies' reimbursement obligation under the Issuing Bank's reimbursement agreement, application for letter of credit or other like document.

LETTER OF CREDIT GUARANTY FEE shall mean the fee CITBC may charge the Companies under Section 8, Paragraph 6 of this Financing Agreement for: i) issuing the Letter of Credit Guaranty or ii) otherwise aiding the Companies in obtaining Letters of Credit.

LETTER OF CREDIT SUB-LINE shall mean $3,000,000 in the aggregate for the Companies.

LIBOR shall mean at any time of determination, and subject to availability, for each interest period the higher of the applicable London Interbank Offered rate paid in London on dollar deposits from other banks as (x) quoted by The Chase Manhattan Bank, (y) published under "Money Rates" in the new York City edition of the Wall Street Journal or if there is no such publication or statement therein as to Libor then in any publication used in the

New York City financial community or (z) determined by CITBC based upon information presented on Telerate Systems at Page 3750 as of 11:00 a.m. (London
Time).

LIBOR LOAN shall mean those Revolving Loans for which the Companies have elected to use Libor for interest rate computations.

LIBOR PERIOD shall mean the Libor for one month, two month, three month or six month U.S. dollar deposits, as selected by the Companies.

LINE OF CREDIT shall mean the commitment of CITBC to make Revolving Loans pursuant to Section 3 of this Financing Agreement and to assist the Companies in opening Letters of Credit pursuant to Section 5 of this Financing Agreement, in the aggregate amount equal to $17,000,000 for the Companies.

LLCP shall mean Levine Leichtman Capital Partners II, L.P.

LLCP DEBT shall mean the LLCP Term Loan A Debt and the LLCP Term Loan B Debt, or such portion thereof as may be outstanding from time to time.

LLCP TERM LOAN A DEBT shall mean indebtedness in the original principal amount of $5,000,000 advanced to the Companies by LLCP on or about the date hereof with a stated maturity of September 30, 1999.

LLCP TERM LOAN B DEBT shall mean indebtedness in the original principal amount of $15,000,000 advanced to the Companies by LLCP on or about the date hereof with a stated maturity of June 30, 2003.

LOAN FACILITY FEE shall mean the fee payable to CITBC in accordance with, and pursuant to, the provisions of Section 8, Paragraph 10 of this Financing Agreement.

OBLIGATIONS shall mean all loans and advances made or to be made by CITBC to the Companies or to others for the Companies' account (including, without limitation, all Revolving Loans, Letters of Credit, and the Term Loan); any and all indebtedness and obligations which may at any time be owing by the Companies to CITBC howsoever arising, whether now in existence or incurred by the Companies from time to time hereafter; whether secured by pledge, lien upon or security interest in any of the Companies' assets or property or the assets or property of any other person, firm, entity or corporation; whether such indebtedness is absolute or contingent, joint or several, matured or unmatured, direct or indirect and whether the Companies are liable to CITBC for such indebtedness as principal, surety, endorser, guarantor or otherwise. Obligations shall also include indebtedness owing to CITBC by the Companies under this Financing Agreement or under any other agreement or arrangement now or hereafter entered into between the

Companies and CITBC; indebtedness or obligations incurred by, or imposed on, CITBC as a result of environmental claims (other than as a result of actions of CITBC) arising out of the Companies' operation, premises or waste disposal practices or sites; the Companies' liability to CITBC as maker or endorser on any promissory note or other instrument for the payment of money; the Companies' liability to CITBC under any instrument of guaranty or indemnity, or arising under any guaranty, endorsement or undertaking which CITBC may make or issue to others for the Companies' account, including any accommodation extended with respect to applications for Letters of Credit, CITBC's acceptance of drafts or CITBC's endorsement of notes or other instruments for the Companies' account and benefit.

OPERATING LEASES shall mean all leases of property (whether real, personal or mixed) other than Capital Leases.

OTHER COLLATERAL shall mean all now owned and hereafter acquired deposits accounts maintained with any bank or financial institutions; all cash and other monies and property in the possession or control of CITBC; all now owned and after acquired investment property; all books, records, ledger cards, disks and related data processing software at any time evidencing or containing information relating to any of the Collateral described herein or otherwise necessary or helpful in the collection thereof or realization thereon, and all cash and non-cash proceeds of the foregoing.

OUT-OF-POCKET EXPENSES shall mean all of CITBC's present and future expenses incurred relative to this Financing Agreement, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, all costs and expenses incurred by CITBC in opening bank accounts, depositing checks, receiving and transferring funds, and any charges imposed on CITBC due to "insufficient funds" of deposited checks and CITBC's standard fee relating thereto, any amounts paid by CITBC, incurred by or charged to CITBC by the Issuing Bank under the Letter of Credit Guaranty or the Companies' Reimbursement Agreement, Application for Letter of Credit or other like document which pertain either directly or indirectly to such Letters of Credit, and CITBC's standard fees relating to the Letters of Credit and any drafts thereunder, reasonable travel, lodging and similar expenses of CITBC's personnel in inspecting and monitoring the Collateral from time to time hereunder local counsel fees, title insurance premiums, real estate survey costs, fees and taxes relative to the filing of financing statements, costs of preparing and recording mortgages/deeds of trust against the Real Estate and all expenses, costs and fees set forth in Section 10, Paragraph 3 of this Financing Agreement.

OVERADVANCE RATE shall mean a rate equal to one-half of one percent (1/2%) per annum in excess of the applicable contract rate of interest determined in accordance with Section 8, Paragraph 1(a) of this Financing Agreement.

PARENT shall mean Simula.

PATENTS shall mean all present and hereafter acquired patents and/or patent rights of the Companies and all cash and non-cash proceeds thereof.

PERMITTED ENCUMBRANCES shall mean: i) liens existing on the date hereof on specific items of Equipment and listed on Schedule 1 hereto and other liens expressly permitted, or consented to, by CITBC (including the liens securing the LLCP Debt as contemplated under the Intercreditor Agreement); ii) Purchase Money Liens; iii) Customarily Permitted Liens; iv) liens granted CITBC by the Companies; v) liens of judgment creditors provided such liens do not exceed, in the aggregate for the Companies, at any time, $50,000.00 (other than liens bonded or insured to the reasonable satisfaction of CITBC); and vi) liens for taxes not yet due and payable or which are being diligently contested in good faith by the Companies by appropriate proceedings and which liens are not x) other than with respect to Real Estate, senior to the liens of CITBC or y) for taxes due the United States of America.

PERMITTED INDEBTEDNESS shall mean: i) current indebtedness maturing in less than one year and incurred in the ordinary course of business for raw materials, supplies, equipment, services, taxes or labor; ii) the indebtedness secured by the Purchase Money Liens; iii) Subordinated Debt (or refinancings or renewals thereof if on substantially the same or more favorable terms and structure, including but not limited to the maturity, debt service, interest rates and such other terms as CITBC deems material in its reasonable commercial judgment); iv) indebtedness arising under the Letters of Credit and this Financing Agreement;
v) deferred taxes and other expenses incurred in the ordinary course of business; vi) LLCP Debt; and vii) other indebtedness existing on the date of execution of this Financing Agreement and listed in the most recent financial statement delivered to CITBC or otherwise disclosed to CITBC in writing.

PROMISSORY NOTE shall mean the note, in the form of Exhibit A attached hereto, delivered by The Companies to CITBC to evidence the Term Loan pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

PURCHASE MONEY LIENS shall mean liens on any item of equipment acquired after the date of this Financing Agreement provided that i) each such lien shall attach only to the property to be acquired, ii) a description of the property so acquired is furnished to CITBC, and iii) the debt incurred in connection with such acquisitions shall not exceed in the aggregate $4,000,000 in any Fiscal Year plus, from and after January 1, 2001, the difference between the amount permitted hereunder during the prior Fiscal Year and the amount actually expended.

REAL ESTATE shall mean the Companies' fee and/or leasehold interests in real property, which has been, or will be, encumbered, mortgaged, pledged or assigned to CITBC or its designee.

REVENUE IN EXCESS OF BILLINGS shall mean, as to any Company, with respect to contracts between such Company and unaffiliated third parties acceptable to CITBC in its discretion, the costs and estimated earnings which such Company certifies to CITBC have been earned and will be payable to such Company upon the billing therefor by such Company under the applicable contract, and which amounts are not subject to any right of offset, deduction, or other claim except as consented to in writing by CITBC.

REVENUE IN EXCESS OF BILLING ADVANCE PERCENTAGE shall mean fifteen percent (15%). REVENUE IN EXCESS OF BILLING LOAN CAP shall mean $1,500,000.

REVOLVING LOANS shall mean the loans and advances made, from time to time, to or for the account of the Companies by CITBC pursuant to Section 3 of this Financing Agreement.

REVOLVING LOAN ACCOUNT(S) shall have the meaning specified in Section 3, Paragraph 6 hereof.

SUBORDINATED DEBT shall mean the debt due a Subordinating Creditor (and the note evidencing such) which has been subordinated, by a Subordination Agreement, to the prior payment and satisfaction of the Obligations of the Companies to CITBC (in form and substance satisfactory to CITBC); the debt of approximately $3,238,000 as of the date hereof issued pursuant to that certain Indenture, dated April 1, 1997 among Simula, certain of its subsidiaries and Bank One, Columbus, N.A. as Trustee (the "1997 Indenture"); and the debt of approximately $34,500,000 as of the date hereof issued pursuant to the 1997 Indenture.

SUBORDINATING CREDITOR shall mean any party hereafter executing a Subordination Agreement.

SUBORDINATION AGREEMENT shall mean an agreement among the Companies, a Subordinating Creditor and CITBC pursuant to which Subordinated Debt is subordinated to the prior payment and satisfaction of the Companies' Obligations to CITBC (in form and substance satisfactory to CITBC).

TERM LOAN PROMISSORY NOTE shall mean the promissory note in the form of Exhibit A hereto executed by the Companies to evidence the Term Loan made by CITBC under
Section 4 hereof.

TERM LOAN shall mean the term loan in the principal amount of $5,000,000 made by CITBC pursuant to, and repayable in accordance with, the provisions of Section 4 of this Financing Agreement.

TRADE ACCOUNTS RECEIVABLE shall mean that portion of Accounts which arises from the sale of Inventory or the rendition of services in the ordinary course of business.

TRADEMARKS shall mean all present and hereafter acquired trademarks and/or trademark rights (together with the goodwill associated therewith) and all cash and non-cash proceeds thereof.

U.C.C. shall mean the Uniform Commercial Code as in effect from time to time in the state of California.

UNUSED LINE FEE shall: i) mean the fee due CITBC at the end of each month for the Line of Credit, and ii) be determined by multiplying the difference between the Line of Credit, and the sum of (x) the average daily balance of Revolving Loans of the Companies plus (y) the average daily balance of Letters of Credit of the Companies of the Companies for said month by three-eighths of one percent (3/8%) per annum for the number of days in said month.

WORKING CAPITAL shall mean Current Assets in excess of Current Liabilities.

SECTION 2.  CONDITIONS PRECEDENT AND SUBSEQUENT

     The obligation of CITBC to make loans hereunder is subject to the satisfaction of, or waiver of, immediately prior to or concurrently with, or subsequent to (where indicated), the making of such loans, the following conditions precedent:

     a) LIEN SEARCHES - CITBC shall have received tax, judgment and Uniform Commercial Code searches satisfactory to CITBC for all locations presently occupied or used by the Companies.

     b) CASUALTY INSURANCE - The Companies shall have delivered to CITBC evidence satisfactory to CITBC that casualty insurance policies listing CITBC as loss payee or mortgagee, as the case may be, are in full force and effect, all as set forth in Section 7, Paragraph 5 of this Financing Agreement.

     c) MORTGAGES/DEEDS OF TRUST - The Companies shall have executed and delivered to either CITBC or an agent of CITBC or of a title insurance Company acceptable to CITBC such mortgages and deeds of trust as CITBC may reasonably require to obtain first liens on the Real Estate; provided that this condition may be satisfied within 30 days following the Closing Date, and any failure to do so will constitute an Event of Default hereunder.

     d) UCC FILINGS - Any documents (including without limitation, financing statements) required to be filed in order to create, in favor of CITBC, a first and (other than Permitted Encumbrances) exclusive perfected security interest in the Collateral with respect to which a security interest may be perfected by a filing under the U.C.C. shall have been properly filed in each office in each jurisdiction required in order to create in favor of CITBC a perfected lien on the Collateral. CITBC shall have received acknowledgement copies of all such filings (or, in lieu thereof, CITBC shall have received other evidence satisfactory to CITBC that all such filings have been made); and CITBC shall have received evidence that all necessary filing fees and all taxes or other expenses related to such filings have been paid in full.

     e) TITLE INSURANCE POLICIES - Together with the execution and delivery of the deeds of trust and mortgages under c) above, CITBC shall have received, in respect of each mortgage or deed of trust, a mortgagee's title policy or marked-up unconditional binder for such insurance. Each such policy shall (i) be in an amount satisfactory to CITBC; (ii) insure that the mortgage or deed of trust insured thereby creates a valid first lien on the property covered by such mortgage or deed of trust, free and clear of all defects and encumbrances except those acceptable to CITBC; (iii) name CITBC as the insured thereunder; and (iv) contain such endorsements and effective coverage as CITBC may reasonably request, including without limitation the revolving line of credit endorsement. CITBC shall also have received evidence that all premiums in respect of such policies have been paid and that all charges for mortgage recording taxes, if any, shall have been paid.


     f) SURVEYS - If reasonably required by CITBC, together with the execution and delivery of the deeds of trust and mortgages under c) above, CITBC and the title insurance company issuing each policy referred to in the immediately preceding paragraph (each, a "Title Insurance Company") shall have received maps or plats of a perimeter or boundary of the site of each of the properties covered by the mortgages or deeds of trust, dated a date satisfactory to CITBC and the relevant Title Insurance Company prepared by an independent professional licensed land surveyor satisfactory to CITBC and the relevant Title Insurance Company, which maps or plats and the surveys on which they are based shall be made in accordance with the Minimum Standard Detail Requirements for Land Title Surveys jointly established and adopted by the American Land Title Association and the American Congress on Surveying and Mapping; and, without limiting the generality of the foregoing, there shall be surveyed and shown on the maps or plats or surveys the following: (i) the locations on such sites of all the buildings, structures and other improvements and the established building setback lines insofar as the foregoing affect the perimeter or boundary of such property; (ii) the lines of streets abutting the sites and width thereof; (iii) all access and other easements appurtenant to the sites or necessary or desirable to use the sites; (iv) all roadways, paths, driveways, easements, encroachments and overhanging projections and similar encumbrances affecting the sites, whether recorded, apparent from a physical inspection of the sites or otherwise known to the surveyor; (v) any encroachments on any adjoining property by the building structures and improvements on the sites; and (vi) if the site is designated as being on a filed map, a legend relating the survey to said map. Further, the survey shall x) be certified to CITBC and the Title Insurance Company and y) contain a legend reciting as to whether or not the site is located in a flood zone.

     g) GUARANTIES - The Guarantors shall have executed and delivered to CITBC guaranties, in form acceptable to CITBC, guaranteeing all present and future obligations of the Companies to CITBC.

     h) OPINIONS - Counsel for the Companies and the Guarantors shall have delivered to CITBC opinions satisfactory to CITBC opining, inter alia, that, subject to the i) filing, priority and remedies provisions of the Uniform Commercial Code, ii) the provisions of the Bankruptcy Code, insolvency statutes or other like laws, iii) the equity powers of a court of law and iv) such other matters as may be agreed upon with CITBC: (A)(a) this Financing Agreement, (b) the Guaranty of the Guarantors, and (c) all other loan documents of the Companies and the Guarantors are x) valid, binding and enforceable according to their terms, y) are duly authorized and z) do not violate any terms, provisions, representations or covenants in the charter or by-laws of the Companies or the Guarantors or, to the best knowledge of such counsel, of any loan agreement, mortgage, deed of trust, note, security or pledge agreement or indenture to which the Companies or the Guarantors is a signatory or by which the Companies or the Guarantors or their assets are bound; and (B) the provisions of all federal and state securities laws and the Hart-Scott-Rodino Anti-Trust Improvements Act have been fully complied with or that compliance is not legally required and the reasons supporting such non-compliance.

     i) PLEDGE AGREEMENT - Parent and such Companies as hold stock of other Companies or of other subsidiaries shall a) execute and deliver to CITBC a pledge and security agreement and stock powers pledging to CITBC as additional collateral for the Obligations of the Companies all of the issued and outstanding stock of the Companies and any and all subsidiaries of the Companies and, b) deliver to CITBC the stock certificates evidencing such stock together with duly executed stock powers with respect thereto.

     j) ADDITIONAL DOCUMENTS - The Companies shall have executed and delivered to CITBC all loan documents necessary to consummate the lending arrangement contemplated between the Companies and CITBC.

     k) LLCP DEBT AND INTERCREDITOR AGREEMENT - The Companies shall provide CITBC with documentation evidencing the consummation of the transactions relating to the LLCP Debt, upon terms and conditions and otherwise in form and substance satisfactory to CITBC in its discretion (including provisions to the effect that no principal payments shall be due thereon prior to the date three years after the Closing Date other than principal payments with respect to the LLCP Term Loan A Debt due upon the sale of the stock or assets of a subsidiary of Simula after payment of Term Loan and any Revolving Loans advanced in reliance upon any such assets or the assets of any such subsidiary), and resulting in the advance to the Companies of $20,000,000, and LLCP shall have executed and delivered to CITBC the Intercreditor Agreement in form and substance satisfactory to CITBC in its discretion.

     l) DESJARDINS DEBT - The Indebtedness of $1,000,000 owing by Simula to Stanley Desjardins shall be evidenced by instrument providing for payment on terms acceptable to CITBC.

     m) ENVIRONMENTAL REPORT - CITBC shall have received, environmental audit reports on i) all of the Companies' leasehold and fee interests, and ii) the Companies' waste disposal practices. The reports must x) be satisfactory to CITBC and y) not disclose or indicate any liability (real or potential) stemming from the Companies' premises, operations, waste disposal practices or waste disposal sites used by Companies'.

     n) BOARD RESOLUTION - CITBC shall have received a copy of the resolutions of the Board of Directors of the Companies and the Guarantors (as the case may be) authorizing the execution, delivery and performance of (i) this Financing Agreement, (ii) the Guaranties and (iii) any related agreements, in each case certified by the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as of the date hereof, together with a certificate of the Secretary or Assistant Secretary of the Companies and the Guarantors (as the case may be) as to the incumbency and signature of the officers of the Companies and/or the Guarantors executing such agreements and any certificate or other documents to be delivered by them pursuant hereto, together with evidence of the incumbency of such Secretary or Assistant Secretary.

     o) CORPORATE ORGANIZATION - CITBC shall have received (i) a copy of the Certificate of Incorporation of the Companies and the Guarantors certified by the Secretary of State of its incorporation, and (ii) a copy of the By-Laws (as amended through the date hereof) of the Companies and the Guarantors certified by the Secretary or Assistant Secretary thereof.

     p) OFFICER'S CERTIFICATE - CITBC shall have received an executed Officer's Certificate of the Companies, satisfactory in form and substance to CITBC, certifying that (i) the representations and warranties contained herein are true and correct in all material respects on and as of the date hereof; (ii) the Companies are in compliance with all of the terms and provisions set forth herein; and (iii) no Default or Event of Default has occurred.

     q) ABSENCE OF DEFAULT - No Default, Event of Default or material adverse change in the financial condition, business, prospects, profits, operations or assets of the Companies shall have occurred.

     r) INTENTIONALLY OMITTED.

     s) DIVESTITURE - In connection with the Divestiture, the Company shall have signed a definitive purchase agreement with Weber Aircraft, Inc. or an affiliate thereof ("Weber") with respect to AII on terms and conditions satisfactory to CITBC, (ii) Weber shall have paid a cash deposit of $2,000,000 with respect to payment of the purchase price thereunder, (iii) Weber shall have made available to AII $1,000,000 of such deposit to fund the working capital needs of AII, as a loan on an unsecured basis, and (iii) Simula shall have provided to CITBC copies of the Simula Hart-Scott-Rodino filing with respect to the Divestiture sufficiently in advance of the Closing Date to allow CITBC to review such filing prior to the Closing Date, which review shall be satisfactory to CITBC in its sole discretion.

     t) LEGAL RESTRAINTS/LITIGATION - At the date of execution of this Financing Agreement, there shall be no x) litigation, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or the Guarantors or their assets, by any agency, division or department of any county, city, state or federal government arising out of the Divestiture or this Financing Agreement, y) injunction, writ or restraining order restraining or prohibiting the Divestiture or the consummation of the financing arrangements contemplated under this Financing Agreement or z) to the best knowledge of the Companies, suit, action, investigation or proceeding (judicial or administrative) pending or threatened against the Companies or the Guarantors or their assets, which, in the opinion of CITBC, if adversely determined could have a material adverse effect on the business, operation, assets, financial condition or Collateral of the Companies and/or the Guarantors

     u) DISBURSEMENT AUTHORIZATION - The Companies shall have delivered to CITBC all information necessary for CITBC to issue wire transfer instructions on behalf of the Companies for the initial and subsequent loans and/or advances to be made under this Agreement including, but not limited to, disbursement authorizations in form acceptable to CITBC.

     v) EXAMINATION & VERIFICATION - CITBC shall have completed to the satisfaction of CITBC an examination and verification of the Accounts, Inventory, books and records of the Companies and the Guarantors which examination shall indicate that, after giving effect to all loans, advances and extensions of credit to be made at closing, the Companies shall have an opening additional aggregate Availability of $2,000,000 (not including the $1,000,000 of funding to be made available to AII by Weber) of which no more than $500,000 is attributable to AII. It is understood that such requirement contemplates that all debts, obligations and payables are current in accordance with the Companies usual business practices.

     w) FINANCIAL PROJECTIONS - CITBC shall have received, reviewed and be satisfied with a two years consolidated and consolidating financial projections, including monthly detail and projected borrowing availability for the first year, together with a balance sheet, profit and loss statement, and statement of cash flows, accompanied by a management discussion and analysis as well as detail of material assumptions, all in form an substance satisfactory to CITBC.

     x) COLLECTION ACCOUNTS - The Companies shall have established a system of bank accounts with respect to the collection of Accounts and the deposit of proceeds of Inventory as shall be acceptable to CITBC in all respects, which system shall include a concentration account as of the Closing Date and lock-box collection arrangements as soon as practicable thereafter.


     z) EXISTING REVOLVING CREDIT AGREEMENT - The Companies' existing credit agreement with Bank One and Imperial Bank shall be (x) terminated, (y) all loans and obligations of the Companies and/or the Guarantors thereunder shall be paid or satisfied in full utilizing the proceeds of the initial Revolving Loans and Term Loans to be made under this Financing Agreement and (z) all liens upon or security interest in favor of Bank

One and Imperial Bank in connection therewith shall be terminated and/or released upon such payment.

     aa) ASSIGNMENT OF CLAIMS ACT COMPLIANCE - The Companies shall comply with the federal Assignment of Claims Act within 60 days following the Closing Date as to such Accounts due from the U.S. government as CITBC shall have determined appropriate in its discretion.

     bb) FOREIGN PATENT FILINGS - The Companies shall have provided CITBC within 60 days of the Closing with such patent security interest and lien filings as CITBC may require for recordation in foreign countries with respect to patents registered therein.

Upon the execution of this Financing Agreement and the initial disbursement of loans hereunder, all of the above Conditions Precedent shall have been deemed satisfied except as the Company and CITBC shall otherwise agree herein or in a separate writing.

SECTION 3.  REVOLVING LOANS

     1. CITBC agrees, subject to the terms and conditions of this Financing Agreement from time to time, and within x) the Availability and y) the Line of Credit, but subject to CITBC's right to make "overadvances", to make loans and advances to each of the Companies on a revolving basis (i.e. subject to the limitations set forth herein, the Companies may borrow, repay and re-borrow Revolving Loans). Such loans and advances to each Company shall be in amounts up to the sum of: a) outstanding Eligible Accounts Receivable of such Company multiplied by the Accounts Receivable Advance Percentage, plus b) the lesser of
(x) the Revenue in Excess of Billing Loan Cap and (y) outstanding Revenue in Excess of Billing of such Company multiplied by the Revenue in Excess of Billing Advance Percentage, plus c) the lesser of (x) the Inventory Loan Cap and (y) the aggregate value of Eligible Inventory of such Company as determined at the lower of cost or market multiplied by the Inventory Advance Percentage. Each request shall constitute, unless otherwise disclosed in writing to CITBC, a representation and warranty by the Companies that (i) after giving effect to the requested advance, no Default or Event of Default has occurred and (ii) such requested Revolving Loan is within the Line of Credit and Availability. All requests for loans and advances must be received by an officer of CITBC no later than 1:00 p.m., New York time, of the day on which such loans and advances are required. Should CITBC for any reason honor requests for advances in excess of the limitations set forth herein, such advances shall be considered "overadvances" and shall be made in CITBC's sole discretion, subject to any additional terms CITBC deems necessary.

     2. In furtherance of the continuing assignment and security interest in the Companies' Accounts, the Companies will, upon the creation of Accounts, execute and deliver to CITBC in such form and manner as CITBC may reasonably require, solely for CITBC's convenience in maintaining records of collateral, such confirmatory schedules of

Accounts as CITBC may reasonably request, and such other appropriate reports designating, identifying and describing the Accounts as CITBC may reasonably require. In addition, upon CITBC's request the Companies shall provide CITBC with copies of agreements with, or purchase orders from, the Companies' customers, and copies of invoices to customers, proof of shipment or delivery and such other documentation and information relating to said Accounts and other collateral as CITBC may reasonably require. Failure to provide CITBC with any of the foregoing shall in no way affect, diminish, modify or otherwise limit the security interests granted herein. The Companies hereby authorize CITBC to regard the Companies' printed name or rubber stamp signature on assignment schedules or invoices as the equivalent of a manual signature by one of the Companies' authorized officers or agents.

     3. Each of the Companies hereby represents and warrants that: each of its Trade Accounts Receivable is based on an actual and bona fide sale and delivery of goods or rendition of services to customers, made by them in the ordinary course of their business; the goods and Inventory being sold and the Trade Accounts Receivable created are their exclusive property and are not and shall not be subject to any lien, consignment arrangement, encumbrance, security interest or financing statement whatsoever, other than the Permitted Encumbrances; the invoices evidencing such Trade Accounts Receivable are in their name; and their customers have accepted the goods or services, owe and are obligated to pay the full amounts stated in the invoices according to their terms, without dispute, offset, defense, counterclaim or contra, except for disputes and other matters arising in the ordinary course of business with respect to which they have complied with the notification requirements of Paragraph 5 of this Section 3. Each of the Companies confirms to CITBC that any and all taxes or fees relating to its business, its sales, the Accounts or goods relating thereto, are its sole responsibility and that same will be paid by them when due and that none of said taxes or fees represent a lien on or claim against the Accounts. Each of the Companies also warrants and represents that it is a duly and validly existing corporation and is qualified in all states where the failure to so qualify would have a adverse effect on their business or their ability to enforce collection of Accounts due from customers residing in that state. Each of the Companies agrees to maintain such books and records regarding Accounts as CITBC may reasonably require and agrees that such books and records will reflect CITBC's interest in the Accounts. All of the books and records of the Companies will be available to CITBC at normal business hours, including any records handled or maintained for the Companies by any other company or entity.

     4. Until CITBC has advised the Companies to the contrary after the occurrence of an Event of Default, the Companies may and will enforce, collect and receive all amounts owing on the Accounts for CITBC's benefit and on CITBC's behalf, but at the Companies' expense; such privilege shall terminate automatically upon the institution by or against the Companies of any proceeding under any bankruptcy or insolvency law or, at the election of CITBC, upon the occurrence of any other Event of Default and until such Event of

Default is waived in writing by CITBC or cured to CITBC's satisfaction. Any checks, cash, notes or other instruments or property received by the Companies with respect to any Accounts shall be held by them in trust for CITBC, separate from their own property and funds, and immediately turned over to CITBC with proper assignments or endorsements by deposit to the special depository accounts in CITBC's name designated by CITBC for such purposes (the "Depository Accounts"). All amounts received by CITBC in payment of Accounts ("Collection") will be credited to the Companies' appropriate Revolving Loan Account upon CITBC's receipt of "good funds" at CITBC's bank account in New York, New York on the Business Day of receipt if received no later than 1:00 p.m. or on the next succeeding Business Day if received after 1:00 p.m. However the Companies' Revolving Loan Accounts will be charged monthly with the cost of one (1) additional Business Days on all such Collections at the interest rate (based upon the Chase Bank Rate) applicable to Revolving Loans. No checks, drafts or other instrument received by CITBC shall constitute final payment to CITBC unless and until such instruments have actually been collected.

     5. Each of the Companies agrees to notify CITBC promptly of any matters materially affecting the value, enforceability or collectability of any Account and of all material customer disputes, offsets, defenses, counterclaims, returns, rejections and all reclaimed or repossessed merchandise or goods. Each of the Companies agrees to issue credit memoranda promptly (with duplicates to CITBC upon request after the occurrence of an Event of Default) upon accepting returns or granting allowances, and may continue to do so until CITBC has notified the Companies that an Event of Default has occurred and that all future credits or allowances are to be made only after CITBC's prior written approval. Upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction and on notice from CITBC, the Companies agree that all returned, reclaimed or repossessed merchandise or goods shall be set aside by the Companies, marked with CITBC's name and held by the Companies for CITBC's account as owner and assignee.

     6. (a) Subject to the provisions of paragraph (b) below, CITBC shall maintain a separate account on its books in each of the Companies' names (herein each a "Revolving Loan Account" and collectively the "Revolving Loan Accounts") in which the Companies will be charged with loans and advances made by CITBC to them or for their account, and with any other Obligations, including any and all costs, expenses and reasonable attorney's fees which CITBC may incur in connection with the exercise by or for CITBC of any of the rights or powers herein conferred upon CITBC, or in the prosecution or defense of any action or proceeding to enforce or protect any rights of CITBC in connection with this Financing Agreement or the Collateral assigned hereunder, or any Obligations owing to CITBC by the Companies. Each of the Companies will be credited with all amounts received by CITBC from them or from others for their account, including, as above set forth, all amounts received by CITBC in payment of assigned Accounts and such amounts will be applied to payment of the Obligations. In no event shall prior recourse to any Accounts or other security granted to or by the Companies be a prerequisite to CITBC's right to demand payment of any Obligation. Further, it is understood that CITBC shall have no obligation whatsoever to perform in any respect any of the Companies' contracts or obligations relating to the Accounts.

     (b) In order to utilize the collective borrowing powers of Simula and its subsidiaries other than AII (collectively the "Collective Borrowers") in the most efficient and economical manner, and in order to facilitate the handling of the accounts of the Collective Borrowers on CITBC's books, the Collective Borrowers have requested, and CITBC has agreed to handle accounts of the Collective Borrowers on CITBC's books on a combined basis, all in accordance with the following provisions: (i) In lieu of maintaining separate accounts on CITBC's books in the name of each of the Collective Borrowers, CITBC shall maintain one account under the name: Simula, Inc. Intercompany Account (herein the "Collective Account"). Confirmatory assignments of Accounts will continue to be made to CITBC by each of the Collective Borrowers. Loans and advances made by CITBC to any of the Collective Borrowers will be charged to the Collective Account indicated above, along with any charges and expenses under this Financing Agreement. The Collective Account will be credited, with all amounts received by CITBC from any of the Collective Borrowers or from others for their account including all amounts received by CITBC in payment of Accounts assigned to CITBC value date thereof as provided in this Financing Agreement; (ii) Each month CITBC will render to the Collective Borrowers one extract of the combined Collective Account, which shall be deemed to be an account stated as to each of the Collective Borrowers and which will be deemed correct and accepted by all of the Collective Borrowers unless CITBC receives a written statement of exceptions from them within thirty (30) days after such extract has been rendered by CITBC. It is expressly understood and agreed by each of the Collective Borrowers that CITBC shall have no obligation to account separately to any of the Collective Borrowers; (iii) Requests for loans and advances may be made by Simula as agent for the Collective Borrowers and CITBC is hereby authorized and directed to accept, honor and rely on such instructions and requests, subject to the limitation and provisions set forth in this Financing Agreement. It is expressly understood and agreed by each of the Collective Borrowers that CITBC shall have no responsibility to inquire into the correctness of the apportionment, allocation, or disposition of (x) any loans and advances made to any of the Collective Borrowers or (y) any of CITBC's expenses and charges relating thereto. All loans and advances are made for the Collective Account; (iv) The Collective Borrowers jointly and severally unconditionally guarantee to CITBC the prompt payment in full of (A) all loans and advances made and to be made by CITBC to any of them under this Financing Agreement, as well as (B) all other Obligations of the Collective Borrowers to CITBC and hereby expressly confirm in all respects the Guaranties executed by each of the Collective Borrowers in CITBC's favor as more fully set forth therein; (v) All Accounts assigned to CITBC by any of the Collective Borrowers and any other collateral security now or hereafter given to CITBC by any of the Collective Borrowers (be it Accounts or otherwise), shall secure all loans and advances made by CITBC to any of the Collective Borrowers, and shall be deemed to be pledged to CITBC as security for any and all other Obligations of the Collective Borrowers to CITBC as set forth under this Financing Agreement, the Guaranties, or any other agreements between CITBC and any of the Collective Borrowers; (vi) It is understood that the handling of the accounts of the Collective Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Collective Borrowers and at their request and at CITBC's discretion, and that CITBC shall incur no liability to the Collective Borrowers as a result hereof. To induce CITBC to do so, and in consideration thereof, each of the Collective Borrowers hereby agrees to indemnify CITBC and hold CITBC harmless against any and all liability, expense, loss or claim of damage or injury, made against CITBC by any of the Collective Borrowers or by any third party whosoever, arising from or incurred solely by reason of (1) the method of handling the accounts of the Collective Borrowers as herein provided, (2) CITBC relying on any instructions of any of the Collective Borrowers, or (3) any other action taken by CITBC in accordance with this subparagraph (b) of Paragraph 6 of
Section 3 of this Financing Agreement; and (vii) The foregoing request was made because the Collective Borrowers are engaged in an integrated operation that requires financing on a basis permitting the availability of credit from time to time to each of the Collective Borrowers as required for the continued successful operation of each of the Collective Borrowers and the integrated operation. Each of the Collective Borrowers expects to derive benefit, directly or indirectly, from such availability since the successful operation of each of the Collective Borrowers is dependent on the continued successful performance of the functions of the integrated group. In addition, the Companies have informed CITBC that: (a) Simula, to increase the efficiency and productivity of each of the other Collective Borrowers, has centralized in itself a cash management system which entails, in part, central disbursement and operating accounts in which it provides the working capital needs of each of the other Collective Borrowers and manages and timely pays the accounts payable of each other Collective Borrowers; (b) the Collective Borrowers, taken together on a consolidated basis, are further enhancing their collective operating efficiencies by obtaining credit on the basis of their consolidated financial condition; and (c) since all of the Collective Borrowers are now engaged in an integrated operation that requires financing on an integrated basis and since each Collective Borrower expects to benefit from the continued successful performance of such integrated operations and in order to best utilize the collective borrowing powers of each Collective Borrower in the most effective and cost efficient manner and to avoid adverse effects on the operating efficiencies of each Collective Borrower and the existing back-office practices of the Collective Borrowers, each Collective Borrower has requested that all Revolving Loans and advances be disbursed solely upon the request of Simula and to bank accounts managed solely by it and that it will manage for the benefit of each Collective Borrower the expenditure and usage of such funds.

     7. After the end of each month, CITBC shall promptly send the Companies statements showing the accounting for the charges, loans, advances and other transactions occurring between CITBC and the Companies during that month. The monthly statements shall be deemed correct and binding upon the Companies and shall constitute an account stated between the Companies and CITBC unless CITBC receives a written statement of the exceptions within thirty (30) days of the date of the monthly statement.

     8. In the event that the sum of (i) the outstanding balance of Revolving Loans and (ii) outstanding balance of Letters of Credit exceeds (x) as to any Company the maximum amount thereof available to such Company under Section 3 and 5 hereof or (y) for all of the Companies the Line of Credit (herein the amount of any such excess shall be referred to as the "Excess") such Excess shall be due and payable to CITBC immediately upon CITBC's demand therefor.

SECTION 4.  TERM LOAN

     TERM LOAN

     1. The Companies hereby agree to execute and deliver to CITBC the Term Loan Promissory Note, in the form of Exhibit A attached hereto, to evidence the Term Loan to be extended by CITBC.

     2. Upon receipt of such Term Loan Promissory Note, CITBC hereby agrees to extend to The Companies the Term Loan in the principal amount of $5,000,000.

     3. The principal amount of the Term Loan shall be repaid to CITBC by the Companies, if not previously repaid pursuant to Paragraphs 5 or 6 below, by equal monthly principal installments of $555,556 each, the first installment due on the date which is 90 days after the Closing Date, and monthly on the same day of the month thereafter, followed by a payment due on the final maturity date of the remaining principal balance together with accrued and unpaid interest, due and payable on August 31, 2000.

     4. In the event this Financing Agreement or the Line of Credit is terminated by either CITBC or the Companies for any reason whatsoever, the Term Loan shall become due and payable on the effective date of such termination notwithstanding any provision to the contrary in the Promissory Note or this Financing Agreement.

     5. The Companies may prepay at any time, at its option, in whole or in part, without penalty or premium, the Term Loan, provided that on each such prepayment, the Companies shall pay the accrued interest on the principal so prepaid to the date of such prepayment.

     6. The Companies shall prepay the Term Loan in full upon the earlier of the consummation of the Divestiture or the sale of all or substantially all of the assets of a Company, in either case from the proceeds thereof.

     7. Each prepayment shall be applied to the then last maturing installments of principal of the Term Loan.

     8. Each of the Companies hereby authorizes CITBC to charge its Revolving Loan Account with the amount of all amounts due under this Section 4 as such amounts become due. Each of the Companies confirms that any charges which CITBC may so make to its account as herein provided will be made as an accommodation to the Companies and solely at CITBC's discretion.

SECTION 5. LETTERS OF CREDIT

     In order to assist the Companies in establishing or opening Letters of Credit with an Issuing Bank to cover the purchase of inventory, equipment or otherwise, the Companies have requested CITBC to join in the applications for such Letters of Credit, and/or guarantee payment or performance of such Letters of Credit and any drafts or acceptances thereunder through the issuance of the Letters of Credit Guaranty, thereby lending CITBC's credit to the Companies and CITBC has agreed to do so. These arrangements shall be handled by CITBC subject to the terms and conditions set forth below.

     1. Within the Line of Credit and Availability, CITBC shall assist the Companies in obtaining Letter(s) of Credit in an amount not to exceed the Letter of Credit Sub-Line in the aggregate outstanding at any one time. CITBC's assistance for amounts in excess of the limitation set forth herein shall at all times and in all respects be in CITBC's sole discretion. It is understood that the form and purpose of each Letter of Credit must be acceptable to CITBC in its reasonable business judgment. Any and all outstanding Letters of Credit shall be treated as a Revolving Loan for Availability purpose. Notwithstanding anything herein to the contrary, upon the occurrence of a Default and/or Event of Default, CITBC's assistance in connection with the Letter of Credit Guaranty shall be in CITBC's sole discretion unless such Default and/or Event of Default is cured to CITBC's satisfaction or waived by CITBC in writing.

     2. CITBC shall have the right, without notice to the Companies, to charge the Companies' Revolving Loan Accounts on CITBC's books with the amount of any and all indebtedness, liability or obligation of any kind incurred by CITBC under the Letters of Credit Guaranty at the earlier of a) payment by CITBC under the Letters of Credit Guaranty, or b) the occurrence of an Event of Default. Any amount charged to Companies' Revolving Loan Accounts shall be deemed a Revolving Loan hereunder and shall incur interest at the rate provided in Section 8, Paragraph 1 of this Financing Agreement.

     3. Each of the Companies jointly and severally unconditionally indemnifies CITBC and holds CITBC harmless from any and all loss, claim or liability incurred by CITBC arising from any transactions or occurrences relating to Letters of Credit established or opened for the Companies' account, the collateral relating thereto and any drafts or acceptances thereunder, and all Obligations thereunder, including any such loss or claim due to any action taken by any Issuing Bank, other than for any such loss, claim or liability arising out of the gross negligence or willful misconduct by CITBC under the Letters of Credit Guaranty. Each of the Companies further agrees to jointly and severally hold CITBC harmless from any errors or omission, negligence or misconduct by the Issuing Bank.. The Companies' unconditional obligation to CITBC hereunder shall not be modified or diminished for any reason or in any manner whatsoever, other than as a result of CITBC's gross negligence or willful misconduct. Each of the Companies agrees that any charges incurred by CITBC for their account by the Issuing Bank shall be conclusive on CITBC and may be charged to their account.

     4. CITBC shall not be responsible for: the existence, character, quality, quantity, condition, packing, value or delivery of the goods purporting to be represented by any documents; any difference or variation in the character, quality, quantity, condition, packing, value or delivery of the goods from that expressed in the documents; the validity, sufficiency or genuineness of any documents or of any endorsements thereon, even if such documents should in fact prove to be in any or all respects invalid, insufficient, fraudulent or forged; the time, place, manner or order in which shipment is made; partial or incomplete shipment, or failure or omission to ship any or all of the goods referred to in the Letters of Credit or documents; any deviation from instructions; delay, default, or fraud by the shipper and/or anyone else in connection with the Collateral or the shipping thereof; or any breach of contract between the shipper or vendors and the Companies. Furthermore, without being limited by the foregoing, CITBC shall not be responsible for any act or omission with respect to or in connection with any Collateral.

     5. Each of the Companies agrees that any action taken by CITBC, if taken in good faith, or any action taken by any Issuing Bank, under or in connection with the Letters of Credit, the guarantees, the drafts or acceptances, or the Collateral, shall be binding on the them and shall not put CITBC in any resulting liability to the Companies. In furtherance thereof, CITBC shall have the full right and authority to clear and resolve any questions of non-compliance of documents; to give any instructions as to acceptance or rejection of any documents or goods; to execute any and all steamship or airways guaranties (and applications therefore), indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances, or documents; and to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; all in CITBC's sole name, and the Issuing Bank shall be entitled to comply with and honor any and all such documents or instruments executed by or received solely from CITBC, all without any notice to or any consent from the Companies.

     6. Without CITBC's express consent and endorsement in writing, each of the Companies agrees: a) not to execute any and all applications for steamship or airway guaranties, indemnities or delivery orders; to grant any extensions of the maturity of, time of payment for, or time of presentation of, any drafts, acceptances or documents; or to agree to any amendments, renewals, extensions, modifications, changes or cancellations of any of the terms or conditions of any of the applications, Letters of Credit, drafts or acceptances; and b) after the occurrence of an Event of Default which is not cured within any applicable grace period, if any, or waived by CITBC, not to i) clear and resolve any questions of non-compliance of documents, or ii) give any instructions as to acceptances or rejection of any documents or goods.

     7. Each of the Companies agrees that any necessary import, export or other licenses or certificates for the import or handling of the Collateral will have been promptly procured; all foreign and domestic governmental laws and regulations in regard to the shipment and importation of the Collateral, or the financing thereof will have been promptly and full complied with; and any certificates in that regard that CITBC may at any time request will be promptly furnished. In this connection, each of the Companies warrants and represents that all shipments made under any such Letters of Credit are in accordance with the laws and regulations of the countries in which the shipments originate and terminate, and are not prohibited by any such laws and regulations. The Companies assume all risk, liability and responsibility for, and agrees to pay and discharge, all present and future local, state, federal or foreign taxes, duties, or levies. Any embargo, restriction, laws, customs or regulations of any country, state, city, or other political subdivision, where the Collateral is or may be located, or wherein payments are to be made, or wherein drafts may be drawn, negotiated, accepted, or paid, shall be solely the Companies' risk, liability and responsibility.

     8. Upon any payments made to the Issuing Bank under the Letter of Credit Guaranty, CITBC shall acquire by subrogation, any rights, remedies, duties or obligations granted or undertaken by the Companies to the Issuing Bank in any application for Letters of Credit, any standing agreement relating to Letters of Credit or otherwise, all of which shall be deemed to have been granted to CITBC and apply in all respects to CITBC and shall be in addition to any rights, remedies, duties or obligations contained herein.

SECTION 6. COLLATERAL

     1. As security for the prompt payment in full of all loans and advances made and to be made to the Companies from time to time by CITBC pursuant hereto, as well as to secure the payment in full of the other Obligations, each of the Companies hereby pledges and grants to CITBC a continuing general lien upon and security interest in all of its:

     (a) present and hereafter acquired Inventory;

     (b) present and hereafter acquired Equipment;

     (c) present and future Accounts;

     (d) present and future Documents of Title;

     (e) present and future General Intangibles;

     (f) Real Estate; and

     (g) present and future Other Collateral.

     2. The security interests granted hereunder shall extend and attach to:

     (a) All Collateral which is presently in existence and which is owned by the Companies or in which the Companies have any interest, whether held by them or others for their account, and, if any Collateral is Equipment, whether the Companies' interest in such Equipment is as owner or lessee or conditional vendee;

     (b) All Equipment whether the same constitutes personal property or fixtures, including, but without limiting the generality of the foregoing, all dies, jigs, tools, benches, tables, accretions, component parts thereof and additions thereto, as well as all accessories, motors, engines and auxiliary parts used in connection with or attached to the Equipment; and

     (c) All Inventory and any portion thereof which may be returned, rejected, reclaimed or repossessed by either CITBC or the Companies from the Companies' customers, as well as to all supplies, goods, incidentals, packaging materials, labels and any other items which contribute to the finished goods or products manufactured or processed by the Companies, or to the sale, promotion or shipment thereof.

     3. The Companies agree to safeguard, protect and hold all Inventory for CITBC's account and make no disposition thereof except in the regular course of the business of the Companies as herein provided. Until CITBC has given the Companies notice to the contrary, as provided for below, any Inventory may be sold and shipped by the Companies to their customers in the ordinary course of their business, on open account and on terms currently being extended by them to their customers, provided that all proceeds of all sales

(including cash, accounts receivable, checks, notes, instruments for the payment of money and similar proceeds) are forthwith transferred, endorsed, and turned over and delivered to CITBC in accordance with Section 3, Paragraph 4 of this Financing Agreement. CITBC shall have the right to withdraw this permission at any time upon the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, in which event no further disposition shall be made of the Inventory by the Companies without CITBC's prior written approval. Cash sales or sales of inventory in which a lien upon, or security interest in, Inventory is retained by the Companies shall be made by the Companies only with the approval of CITBC, and the proceeds of such sales or sales of Inventory for cash shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Companies to CITBC in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of Inventory, as herein provided, the security interest in the Companies' Inventory provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sale, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation.

     4. Each of the Companies agrees at its own cost and expense to keep the Equipment in as good and substantial repair and condition as the same is now or at the time the lien and security interest granted herein shall attach thereto, reasonable wear and tear excepted, making any and all repairs and replacements when and where necessary. Each of the Companies also agrees to safeguard, protect and hold all Equipment for CITBC's account and make no disposition thereof unless they first obtain the prior written approval of CITBC. Any sale, exchange or other disposition of any Equipment shall only be made by the Companies with the prior written approval of CITBC, and the proceeds of any such sales shall not be commingled with the Companies' other property, but shall be segregated, held by the Companies in trust for CITBC as CITBC's exclusive property, and shall be delivered immediately by the Companies to CITBC in the identical form received by the Companies by deposit to the Depository Accounts. Upon the sale, exchange, or other disposition of the Equipment, as herein provided, the security interest provided for herein shall, without break in continuity and without further formality or act, continue in, and attach to, all proceeds, including any instruments for the payment of money, accounts receivable, contract rights, documents of title, shipping documents, chattel paper and all other cash and non-cash proceeds of such sales, exchange or disposition. As to any such sale, exchange or other disposition, CITBC shall have all of the rights of an unpaid seller, including stoppage in transit, replevin, rescission and reclamation. Notwithstanding anything hereinabove contained to the contrary, the Companies may sell, exchange or otherwise dispose of obsolete Equipment or Equipment no longer needed in the Companies' operations, provided, however, that (a) the greater of the then book value or fair market value of the Equipment so disposed of does not exceed $250,000 in the aggregate for the Companies in any Fiscal Year and (b) the proceeds of such sales or dispositions are delivered to CITBC in accordance with the foregoing provisions of this paragraph, except that the Companies may retain and use such proceeds to purchase forthwith replacement Equipment which the Companies determine in their reasonable business judgment to have a collateral value at least equal to the Equipment so disposed of or sold, provided, however, that the aforesaid right shall automatically cease upon the occurrence of an Event of Default which is not cured within any applicable grace period or waived.

     5. The rights and security interests granted to CITBC hereunder are to continue in full force and effect, notwithstanding the termination of this Financing Agreement or the fact that any account maintained in the Companies' name on the books of CITBC may from time to time be temporarily in a credit position, until the final payment in full to CITBC of all Obligations and the termination of this Financing Agreement. Any delay, or omission by CITBC to exercise any right hereunder, shall not be deemed a waiver thereof, or be deemed a waiver of any other right, unless such waiver be in writing and signed by CITBC. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     6. To the extent that the Obligations are now or hereafter secured by any assets or property other than the Collateral or by the guarantee, endorsement, assets or property of any other person, then CITBC shall have the right in its sole discretion to determine which rights, security, liens, security interests or remedies CITBC shall at any time pursue, foreclose upon, relinquish, subordinate, modify or take any other action with respect to, without in any way modifying or affecting any of them, or any of CITBC's rights hereunder.

     7. Any reserves or balances to the credit of the Companies and any other property or assets of the Companies in the possession of CITBC may be held by CITBC as security for any Obligations and applied in whole or partial satisfaction of such Obligations when due. The liens and security interests granted herein and any other lien or security interest CITBC may have in any other assets of the Companies, shall secure payment and performance of all now existing and future Obligations. CITBC may in its discretion charge any or all of the Obligations to the Revolving Loan Accounts of the Companies when due.

     8. This Financing Agreement and the obligation of the Companies to perform all of its covenants and obligations hereunder are further secured by mortgage(s), deed(s) of trust or assignment(s) on the Real Estate.

     9. The Companies shall give to CITBC from time to time such mortgage(s), deed(s) of trust or assignment(s) on the Real Estate or real estate acquired after the date hereof as CITBC shall require to obtain a valid first lien thereon subject only to those exceptions of title as set forth in future title insurance policies that are satisfactory to CITBC.

     10. The Companies shall give to CITBC, and/or shall cause the appropriate party to give to CITBC, from time to time such pledge or security agreements with respect to General Intangibles and capital stock of the Companies and any and all of their subsidiaries as CITBC shall require to obtain valid first liens thereon.

SECTION 7. REPRESENTATIONS, WARRANTIES AND COVENANTS

     1. Each of the Companies hereby warrants and represents and/or covenants that: i) the fair value of its assets exceeds the book value of its liabilities;
ii) it is generally able to pay its debts as they become due and payable; and
iii) it does not have unreasonably small capital to carry on its business as it is currently conducted absent extraordinary and unforeseen circumstances. Each of the Companies further warrants and represents that Schedule 2 hereto correctly and completely sets forth its chief executive office and all of its Collateral locations; and except for the Permitted Encumbrances, the security interests granted herein constitute and shall at all times constitute the first and only liens on the Collateral; that, except for the Permitted Encumbrances, the Companies are or will be at the time additional Collateral is acquired by them, the absolute owner of the Collateral with full right to pledge, sell, consign, transfer and create a security interest therein, free and clear of any and all claims or liens in favor of others; that the Companies will at their expense forever warrant and, at CITBC's request, defend the same from any and all claims and demands of any other person other than the Permitted Encumbrances; that the Companies will not grant, create or permit to exist, any lien upon or security interest in the Collateral, or any proceeds thereof, in favor of any other person other than the holders of the Permitted Encumbrances; and that the Equipment does not comprise a part of its Inventory and that the Equipment is and will only be used by the Companies in their business and will not be held for sale or lease, or removed from its premises, or otherwise disposed of by the Companies without the prior written approval of CITBC except as otherwise permitted in Section 6, Paragraph 4 of this Financing Agreement.

     2. The Companies agree to maintain books and records pertaining to the Collateral in such detail, form and scope as CITBC shall reasonably require. The Companies agree that, upon reasonable advance notice (unless CITBC shall deem such notice unadvisable in its reasonable commercial judgment), CITBC or its agents may enter upon the Companies' premises at any time during normal business hours, and from time to time, for the purpose of inspecting the Collateral, and any and all records pertaining thereto. The Companies agree to afford CITBC prior written notice of any change in the location of any Collateral, other than to locations, that as of the date hereof, are known to CITBC and at which CITBC has filed financing statements and otherwise fully perfected its liens thereon.

Each of the Companies is also to advise CITBC promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or on the security interests granted to CITBC therein.

     3. Each of the Companies agrees to: execute and deliver to CITBC, from time to time, solely for CITBC's convenience in maintaining a record of the Collateral, such written statements, and schedules as CITBC may reasonably require, designating, identifying or describing the Collateral pledged to CITBC hereunder. The Companies' failure, however, to promptly give CITBC such statements, or schedules shall not affect, diminish, modify or otherwise limit CITBC's security interests in the Collateral.

     4. The Companies agree to comply with the requirements of all state and federal laws in order to grant to CITBC valid and perfected first security interests in the Collateral, subject only to the Permitted Encumbrances. CITBC is hereby authorized by the Companies to file any financing statements covering the Collateral whether or not the Companies' signature appears thereon. The Companies agree to do whatever CITBC may reasonably request, from time to time, by way of: filing notices of liens, financing statements, amendments, renewals and continuations thereof; cooperating with CITBC's custodians; keeping stock records; transferring proceeds of Collateral to CITBC's possession; and performing such further acts as CITBC may reasonably require in order to effect the purposes of this Financing Agreement. In furtherance of the foregoing, in the event that CITBC determines that any additional subsidiaries of any of the Companies are to parties hereto, the Companies shall cause such subsidiary to become a party hereto in accordance with the general intent of the this Paragraph 4.

     5.(a) The Companies agree to maintain insurance on the Real Estate, Equipment and Inventory, and with respect to products liability, under such policies of insurance, with such insurance companies, in such reasonable amounts and covering such insurable risks as are at all times reasonably satisfactory to CITBC, and, in any event, with respect to products liability insurance, with coverage at least equal to that maintained as of the Closing Date. All policies covering the Real Estate, Equipment and Inventory are, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, to be made payable to CITBC, in case of loss, under a standard non-contributory "mortgagee", "lender" or "secured party" clause and are to contain such other provisions as CITBC may require to fully protect CITBC's interest in the Real Estate, Inventory and Equipment and to any payments to be made under such policies. All original policies or true copies thereof are to be delivered to CITBC, premium prepaid, with the loss payable endorsement in CITBC's favor, and shall provide for not less than thirty (30) days prior written notice to CITBC of the exercise of any right of cancellation. At the Companies' request, or if the Companies fail to maintain such insurance, CITBC may arrange for such insurance, but at the Companies' expense and without any responsibility on CITBC's part for: obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence of an Event of Default which is not waived or cured to CITBC's satisfaction, CITBC shall, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, have the sole right, in the name of CITBC or the Companies, to file claims under any insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

     (b)(i) In the event of any loss or damage by fire or other casualty, insurance proceeds relating to Inventory of any Company shall first reduce such Company's Revolving Loans and then the Term Loan;

     ii) In the event any part of a Company's Real Estate or Equipment is damaged by fire or other casualty and the insurance proceeds for such damage or other casualty (the "Proceeds") is less than or equal to $100,000.00, CITBC shall promptly apply such Proceeds to reduce such Company's outstanding balance in its Revolving Loan Account.

     iii) As long as an Event of Default has not occurred (which is not cured to CITBC's satisfaction), the Companies have sufficient business interruption insurance to replace the lost profits of any of the Companies' facilities, and the Proceeds are in excess of $100,000.00, such Company may elect (by delivering written notice to CITBC) to replace, repair or restore such Real Estate or Equipment to substantially the equivalent condition prior to such fire or other casualty as set forth herein. If the Companies do not, or cannot, elect to use the Proceeds as set forth above, CITBC may, subject to the rights of any holders of Permitted Encumbrances holding claims senior to CITBC, apply the Proceeds to the payment of the Obligations in such manner and in such order as CITBC may reasonably elect.

     iv) If a Company elects to use the Proceeds for the repair, replacement or restoration of any Real Estate and/or Equipment, and there is then no Event of Default, i) proceeds of insurance on Real Estate and/or Equipment in excess of $100,000.00 will be applied to the reduction of the Revolving Loans of such Company and ii) CITBC may set up a reserve against Availability for an amount equal to the proceeds referred to in clause i) hereof. The reserve will be reduced dollar-for-dollar upon receipt of non-cancelable executed purchase orders, delivery receipts or contracts for the replacement, repair or restoration of Real Estate and/or Equipment and disbursements in connection therewith. Prior to the commencement of any restoration, repair or replacement of Real Estate, the Companies shall provide CITBC with a restoration plan and a total budget certified by an independent third party experienced in construction costing. If there are insufficient Proceeds to cover the cost of restoration as so determined, the Companies shall be responsible for the amount of any such insufficiency, prior to the commencement of restoration and shall demonstrate evidence of such before the reserve will be reduced. Completion of restoration shall be evidenced by a final, unqualified certification of the design architect employed, if any; an unconditional Certificate of Occupancy, if applicable; such other certification as may be required by law; or if none of the above is applicable, a written good faith determination of completion by the Companies (herein collectively the "Completion"). Upon Completion, any remaining reserve as established hereunder will be automatically released.

     (v) The Companies agree to pay any reasonable costs, fees or expenses which CITBC may reasonably incur in connection herewith.

     6. Each of the Companies agrees to pay, when due, all taxes, assessments, claims and other charges (herein "taxes") lawfully levied or assessed upon the Companies or the Collateral and if such taxes remain unpaid after the date fixed for the payment thereof unless such taxes are being diligently contested in good faith by the Companies by appropriate proceedings or if any lien shall be claimed thereunder x) for taxes due the United States of America or y) which in CITBC's opinion might create a valid obligation having priority over the rights granted to CITBC herein, CITBC may, on the Companies' behalf, pay such taxes, and the amount thereof shall be an Obligation secured hereby and due to CITBC on demand.

     7. Each of the Companies: (a) agrees to comply with all acts, rules, regulations and orders of any legislative, administrative or judicial body or official, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the Companies' business; provided that the Companies may contest any acts, rules, regulations, orders and directions of such bodies or officials in any reasonable manner which will not, in CITBC's reasonable opinion, materially and adversely effect CITBC's rights or priority in the Collateral; (b) agrees to comply with all environmental statutes, acts, rules, regulations or orders as presently existing or as adopted or amended in the future, applicable to the ownership and/or use of its real property and operation of its business, which the failure to comply with would have a material and adverse impact on the Collateral, or any material part thereof, or on the operation of the business of the Companies. Each of the Companies hereby jointly and severally indemnifies CITBC and agrees to defend and hold CITBC harmless from and against any and all loss, damage, claim, liability, injury or expense which CITBC may sustain or incur (other than as a result of actions of CITBC) in connection with: any claim or expense asserted against CITBC as a result of any environmental pollution, hazardous material or environmental clean-up of the Companies' real property; or any claim or expense which results from the Companies' operations (including, but not limited to, the Companies' off-site disposal practices) and the Companies further agree that this indemnification shall survive termination of this Financing Agreement as well as the payment of all Obligations or amounts payable hereunder; and (c) shall not be deemed to have breached any provision of this Paragraph 7 if (i) the failure to comply with the requirements of this Paragraph 7 resulted from good faith error or innocent omission, (ii) the Companies promptly commence and diligently pursues a cure of such breach and (iii) such failure is cured within fifteen (15) business days following the Companies' receipt of notice of such failure.

     8. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, unless CITBC shall have otherwise consented in writing, the Companies will furnish to CITBC, within ninety (90) days after the end of each Fiscal Year of the Companies, an audited Consolidated Balance Sheet and a Consolidating Balance Sheet which reconciles to the Consolidated Balance Sheet, as at the close of such year, and statements of profit and loss, cash flow and reconciliation of surplus of Parent, the Companies and all subsidiaries of each for such year, audited (as to the consolidated financial statements) by independent public accountants selected by the Companies and satisfactory to CITBC; within sixty
(60) days after the end of each Fiscal Quarter a Consolidated Balance Sheet and Consolidating Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of Parent, the Companies and all subsidiaries of each, certified by an authorized financial or accounting officer of the Companies or of Parent; and within thirty (30) days after the end of each month a Consolidated Balance Sheet as at the end of such period and statements of profit and loss, cash flow and surplus of the Companies and all subsidiaries for such period, certified by an authorized financial or accounting officer of the Companies or of Parent; and from time to time, such further information regarding the business affairs and financial condition of the Parent, the Companies and/or any subsidiaries thereof as CITBC may reasonably request, including without limitation (a) the accountant's management practice letter and
(b) annual cash flow projections in form satisfactory to CITBC. Each financial statement which the Companies are required to submit hereunder must be accompanied by an officer's certificate, signed by the President, Vice President, Controller, or Treasurer of the Companies or of Parent, pursuant to which any one such officer must certify that: (i) the financial statement(s) fairly and accurately represent(s) the Companies' financial condition at the end of the particular accounting period, as well as the Companies' operating results during such accounting period, subject to year-end audit adjustments; (ii) during the particular accounting period: (x) there has been no Default or Event of Default under this Financing Agreement, provided, however, that if any such officer has knowledge that any such Default or Event of Default, has occurred during such period, the existence of and a detailed description of same shall be set forth in such officer's certificate; and (y) the Companies have not received any notice of cancellation with respect to its property insurance policies; and
(iii) the exhibits attached to such financial statement(s) constitute detailed calculations showing compliance with all financial covenants contained in this Financing Agreement. In addition, commencing September 30, 2000, and on each September 30 thereafter during the term hereof, the Companies shall provide to CITBC updated annual financial projections for the next Fiscal Year.

     9. Until termination of the Financing Agreement and payment and satisfaction of all Obligations due hereunder, the Companies agree that, without the prior written consent of CITBC, except as otherwise herein provided, the Companies will not:

         A. Mortgage, assign, pledge, transfer or otherwise permit any lien, charge, security interest, encumbrance or judgment, (whether as a result of a purchase money or title retention transaction, or other security interest, or otherwise) to exist on any of its assets or goods, whether real, personal or mixed, whether now owned or hereafter acquired, except for the Permitted Encumbrances;

          B. Incur or create any Indebtedness other than the Permitted Indebtedness;

          C. Borrow any money on the security of the Collateral from sources other than CITBC;

          D. Sell, lease, assign, transfer or otherwise dispose of i) Collateral, except for the Divestiture and except as otherwise specifically permitted by this Financing Agreement, or ii) either all or substantially all of their assets, which do not constitute Collateral;

          E. Merge, consolidate or otherwise alter or modify its corporate name, principal place of business, structure, status or existence, or enter into or engage in any operation or activity materially different from that presently being conducted by the Companies, except that the Companies may (i) merge with each other and/or (ii) change their corporate name or address; provided that in any instance under clauses (i) and (ii) (x) the Companies shall give CITBC thirty (30) days prior written notice thereof and (y) the Companies shall execute and deliver prior to or simultaneously with any such action any and all documents and agreements requested by CITBC (including, without limitation, any and all U.C.C. financing statements) to confirm (A) the assumption by the surviving corporation of all Obligations to CITBC of the other Company so merged, (B) the continuation and preservation of all security interests and liens granted to CITBC hereunder and (C) that such surviving corporation adopts, ratifies and confirms its agreement to be bound by and comply with this Financing Agreement;

          F. Assume, guarantee, endorse, or otherwise become liable upon the obligations of any person, firm, entity or corporation, except by the endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business;

          G. Make any advance or loan to, or any investment in, any firm, entity, person or corporation, except for: (i) loans and advances by and among the Companies; and (ii) after repayment in full of the Term Loan and any Revolving Loans to AII, amounts in an aggregate not to exceed $500,000 per

               Fiscal Year if, after giving effect thereto, the Companies have aggregate Availability of at least $2,000,000.

     10. Until termination of the Financing Agreement and payment and satisfaction in full of all Obligations hereunder, the Companies shall:

         (a) not have net income (determined in accordance with GAAP) for any Fiscal Quarter of less than zero.

         (b) maintain at the end of each Fiscal Quarter a consolidated Fixed Charge Coverage Ratio of the Companies of not less than the following:

         Fiscal Quarter ended 3/31/00 - 0.90:1.00
         Fiscal Quarter ended 6/30/00 - 1.15:1.00
         Fiscal Quarter ended 9/30/00 - 1.10:1.00
         Fiscal Quarter ended 12/31/00 - 1.20:1.00
         Thereafter, calculated on a rolling four quarter basis - 1.25:1.00

         (c) maintain, on a cumulative basis, at the end of each Fiscal Quarter EBITDA of at least the following amounts:

         Fiscal Quarter ended 3/31/00  - $3,000,000
         Fiscal Quarter ended 6/30/00  - $6,000,000
         Fiscal Quarter ended 9/30/00  - $9,000,000
         Fiscal Quarter ended 12/31/00 - $12,000,000
         Thereafter, calculated on a rolling four quarter basis - $12,000,000

         (d) maintain at the end of each month EBITDA of at least $500,000.

         (e) in the event that the stock or all or substantially all of assets of AIC shall have been sold, together with CITBC, reset the financial covenant amounts in Sub-Paragraph (c) above to take into account the effects of such sale, which reset shall include both a change in such amounts prospectively as to the projected financial performance of AIC and retrospectively to the beginning of the then current Fiscal Year to the extent of the then Fiscal Year-to-date actual financial performance of AIC.

     11. Without the prior written consent of CITBC, the Companies will not: a) enter into any Operating Lease (other than with respect to real property) if after giving effect thereto the aggregate obligations with respect to Operating Leases of the Companies during any Fiscal Year would exceed $200,000 or b) contract for, purchase, make expenditures for, lease pursuant to a Capital Lease or otherwise incur obligations with respect to Capital Expenditures (whether subject to a security interest or otherwise) during any period below in the aggregate amount for the Companies in excess of the amount set forth for such period:

         a)       $3,000,000 for the Fiscal Year ending December 31, 2000;
         b)       $3,500,000 for the Fiscal Year ending December 31, 2001;
         c) $4,000,000 for the Fiscal Year ending December 31, 2002; and for each Fiscal Year thereafter.

     12. In the event the Divestiture has not yet occurred by January 31, 2000, then the Companies shall maintain a minimum amount of unused Availability of $1,000,000, and if the Divestiture has not occurred by February 29, 2000, then the Companies shall maintain a minimum amount of unused Availability of $2,000,000.

     13. The Companies agree to advise CITBC in writing of: a) all expenditures (actual or anticipated) in excess of $150,000.00 for x) environmental clean-up,
y) environmental compliance or z) environmental testing and the impact of said expenses on the Companies' Working Capital; and b) any notices the Companies receive from any local, state or federal authority advising the Companies of any environmental liability (real or potential) stemming from the Companies' operations, premises, waste disposal practices, or waste disposal sites used by the Companies and to provide CITBC with copies of all such notices if so required.

     14. Without the prior written consent of CITBC, the Companies agree that they will not enter into any transaction, including, without limitation, any purchase, sale, lease, loan or exchange of property with the Parent, any of the Companies or any subsidiary or affiliate of either the Companies or Parent unless any such transaction is conducted on an arms-length basis and on terms no less beneficial to the Companies than the Companies would have obtained from any entity that was not related in any fashion with the Companies.

     15. The Companies shall take all action reasonably necessary to assure that their computer-based systems are able to effectively process date-sensitive data functions. The Companies represent and warrant that the "Year 2000" problem (that is, the inability of certain computer applications to recognize and properly perform date-sensitive functions involving certain dates on or about or subsequent to December 31, 1999) will not result in a material adverse effect on their business, assets or operations. The Companies reasonably anticipate that all computer applications which are material to their business will, on a timely basis, be able to properly perform date-sensitive functions for all dates on and after January 1, 2000. Upon CITBC's request from time to time, the Companies shall provide to CITBC assurances that the Companies' computer systems and software are or will be Year 2000 compliant on a timely basis, all in form and substance reasonably satisfactory to CITBC.

SECTION 8.  INTEREST, FEES AND EXPENSES

     1(a). Interest on the Revolving Loan shall be payable monthly as of the end of each month and shall be an amount equal to (a) the Chase Bank Rate per annum on the average of the net balances owing by the Companies to CITBC in the Companies' Revolving Loan Account(s) at the close of each day during such month on balances other than Libor Loans and (b) two and four-tenths percent (2.4%) plus the applicable Libor on any Libor Loan, on a per annum basis, on the average of the net balances owing by the Companies to CITBC in the Companies' Revolving Loan Account(s) at the close of each day during such month. In the event of any change in said Chase Bank Rate, the rate under clause (a) above shall change, as of the first of the month following any change, so as to remain equal to the Chase Bank Rate. The rate hereunder shall be calculated based on a 360-day year. CITBC shall be entitled to charge the Companies' Revolving Loan Account(s) at the rate provided for herein when due until all Obligations have been paid in full. Notwithstanding the foregoing, in the event that the Divestiture has not occurred within 60 days following the Closing Date and the Term Loan, and the Revolving Loans advanced to AII then outstanding, have not been repaid in full, then the rate of interest applicable to all Revolving Loans shall be the Chase Bank Rate plus three percent (3%) per annum until such time as the Divestiture has been consummated, and the Term Loan and Revolving Loans to AII have been repaid, at which time the interest rate applicable to the Revolving Loans shall revert to the rate otherwise applicable hereunder.

     (b) Notwithstanding any provision to the contrary contained in this Section 8, in the event that the sum of the outstanding balance of (i) Revolving Loans and (ii) Letters of Credit exceeds the lesser of (x) as to any Company the maximum amount thereof available under Sections 3 and 5 of this Financing Agreement or (y) for all Companies the Line of Credit: (A) as a result of Revolving Loans and/or Letters of Credit advanced by CITBC at the request of a Company (herein "Requested Overadvances"), for any one (1) or more days in any month hereafter or (B) for any other reason whatsoever (herein "Other Overadvances") and such Other Overadvances continuing for five (5) or more consecutive days in any month hereafter, the average net balance of all Revolving Loans owing by the Companies to CITBC for such month shall bear interest at the Overadvance Rate. Upon and after the occurrence of an event of Default and the giving of any required notice by CITBC in accordance with the provisions of Section 10, Paragraph 2 hereof, all Obligations shall bear interest at the Default Rate of Interest.

     2. Interest on the Term Loan shall be payable monthly as of the end of each month on the unpaid balance or on payment in full prior to maturity in an amount equal to three percent (3.0%) plus the Chase Bank Rate per annum. In the event of any change in said Chase Bank Rate, the rate under this Paragraph 2 shall change, as of the first of the month following any change, so as to remain three percent (3.0%) above the Chase Bank Rate. The rate hereunder shall be calculated based on a 360 day year. CITBC shall be entitled to charge the Companies' Revolving Loan Account(s) at the rate provided for herein when due until all Obligations have been paid in full.

     3. INTENTIONALLY OMITTED.

     4. INTENTIONALLY OMITTED.

     5. The Companies may elect to use Libor as to any other outstanding Revolving Loans provided A) there is then no Default or Event of Default, B) the Companies have so advised CITBC of their election to use Libor and the Libor Period selected no later than three (3) Business Days preceding the first day of a Libor Period and C) the election and Libor shall be effective, provided, there is then no Default or Event of Default, on the fourth Business Day following said notice. The Libor elections must be for $1,000,000 or whole multiples thereof and there shall be no more than four (4) Libor Loans outstanding at one time. If no such election is timely made or can be made, or if the Libor rate can not be determined, then CITBC shall use the Chase Bank Rate to compute interest. In the event the Companies request any Libor election the Companies shall pay to CITBC a $500 processing fee upon the effective date of each such Libor election hereunder. In addition, the Companies shall pay to CITBC, upon the request of CITBC such amount or amounts as shall compensate CITBC for any loss, costs or expenses incurred by CITBC (as reasonably determined by CITBC) as a result of: (i) any payment or prepayment on a date other than the last day of a Libor Period for such Libor Loan, or (ii) any failure of the Companies to borrow a Libor Loan on the date for such borrowing specified in the relevant notice; such compensation to include, without limitation, an amount equal to any loss or expense suffered by CITBC during the period from the date of receipt of such payment or prepayment or the date of such failure to borrow to the last day of such Libor Period if the rate of interest obtained by CITBC upon the reemployment of an amount of funds equal to the amount of such payment, prepayment or failure to borrow is less than the rate of interest applicable to such Libor Loan for such Libor Period. The determination by CITBC of the amount of any such loss or expense, when set forth in a written notice to the Companies, containing CITBC calculations thereof in reasonable detail, shall be conclusive on the Companies, in the absence of manifest error. Calculation of all amounts payable to the CITBC under this paragraph with regard to Libor Loans shall be made as though CITBC had actually funded the Libor Loans through the purchase of deposits in the relevant market and currency, as the case may be, bearing interest at the rate applicable to such Libor Loans in an amount equal to the amount of the Libor Loans and having a maturity comparable to the relevant interest period provided, however, that CITBC may fund each of the Libor Loans in any manner the CITBC see fit and the foregoing assumption shall be used only for calculation of amounts payable under this paragraph. In addition, notwithstanding anything to the contrary contained herein, CITBC shall apply all proceeds of Collateral, including the Accounts, and all other amounts received by it from or on behalf of the Companies (i) initially to the Chase Bank Rate loans and (ii) subsequently to Libor

Loans; provided, however, x) upon the occurrence of an Event of Default or y) in the event the aggregate amount of outstanding Libor Rate Loans exceeds Availability or the applicable maximum levels set forth therefor, CITBC may apply all such amounts received by it to the payment of Obligations in such manner and in such order as CITBC may elect in its reasonable business judgment. In the event that any such amounts are applied to Revolving Loans which are Libor Loans, such application shall be treated as a prepayment of such loans and CITBC shall be entitled to indemnification hereunder.

     6. In consideration of the Letter of Credit Guaranty of CITBC, the Companies shall jointly and severally pay CITBC the Letter of Credit Guaranty Fee which shall be an amount equal to one and one-half percent (1-1/2%) per annum, payable monthly, on the face amount of each Letter of Credit less the amount of any and all amounts previously drawn under the Letter of Credit.

     7. Any charges, fees, commissions, costs and expenses charged to CITBC for the Companies' account by any Issuing Bank in connection with or arising out of Letters of Credit issued pursuant to this Financing Agreement or out of transactions relating thereto will be charged to the Companies' account in full when charged to or paid by CITBC and when made by any such Issuing Bank shall be conclusive on CITBC.

     8. The Companies shall jointly and severally reimburse or pay CITBC, as the case may be, for: i) all Out-of-Pocket Expenses of CITBC and ii) any applicable Documentation Fee; provided that, after the Closing Date, such Out-of Pocket Expenses shall not exceed $20,000 per Fiscal Year excluding anticipated post-closing conditions and similar matters or extraordinary matters, or any items arising after an Event of Default.

     9. Upon the last Business Day of each month, commencing with the last day of the month in which this Financing Agreement is executed the Companies shall jointly and severally pay CITBC the Unused Line Fee.

     10. To induce CITBC to enter into this Financing Agreement and to extend to the Companies the Revolving Loan, Letters of Credit, and the Term Loan, the Companies shall jointly and severally pay to CITBC, a Loan Facility Fee in the amount of $500,000, fully earned and payable on the Closing Date; provided that if the Closing Date shall occur after December 31, 1999, such fee shall be reduced to $400,000.

     11. Upon the date hereof and on each annual anniversary hereof the Companies shall jointly and severally pay to CITBC the Administrative Management Fee, which shall be fully earned and not refundable or rebatable when due.

     12. The Companies shall jointly and severally pay CITBC's standard charges for, and the fees and expenses of, the CITBC personnel used by CITBC for reviewing the books and records of the Companies and for verifying, testing, protecting, safeguarding, preserving or disposing of all or any part of the Collateral provided, however, that the foregoing (other than Out-of-Pocket Expenses) shall not be payable until the occurrence of an Event of Default if the Companies are paying an Administrative Management Fee.

     13. Each of the Companies hereby authorizes CITBC to charge its Revolving Loan Account with CITBC with the amount of all payments due hereunder as such payments become due. Each of the Companies confirms that any charges which CITBC may so make to the Companies' account as herein provided will be made as an accommodation to the Companies and solely at CITBC's discretion. CITBC may in its sole and absolute discretion allocate any of the above fees and/or any other payments due under this Financing Agreement to the Companies' respective Revolving Loan Accounts in any proportion that CITBC may decide.

SECTION 9. POWERS

     Each of the Companies hereby constitutes CITBC or any person or agent CITBC may designate as its attorney-in-fact, at the Companies' cost and expense, to exercise all of the following powers, which being coupled with an interest, shall be irrevocable until all of the Companies' Obligations to CITBC have been paid in full:

     (a) To receive, take, endorse, sign, assign and deliver, all in the name of CITBC or the Companies, any and all checks, notes, drafts, and other documents or instruments relating to the Collateral;

     (b) To receive, open and dispose of all mail addressed to the Companies and to notify postal authorities to change the address for delivery thereof to such address as CITBC may designate;

     (c) To request from customers indebted on Accounts at any time, in the name of CITBC or the Companies or that of CITBC's designee, information concerning the amounts owing on the Accounts;

     (d) To transmit to customers indebted on Accounts notice of CITBC's interest therein and to notify customers indebted on Accounts to make payment directly to CITBC for the Companies' account; and

     (e) To take or bring, in the name of CITBC or the Companies, all steps, actions, suits or proceedings deemed by CITBC necessary or desirable to enforce or effect collection of the Accounts.

     Notwithstanding anything hereinabove contained to the contrary, the powers set forth in (b), (d) and (e) above may only be exercised after the occurrence of an Event of Default and until such time as such Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction. In addition, the powers set forth in (c) above will only be exercised in the name of the Companies or a certified public accountant designated by CITBC prior to the occurrence of such Event of Default.

SECTION 10.  EVENTS OF DEFAULT AND REMEDIES

     1. Notwithstanding anything hereinabove to the contrary, CITBC may terminate this Financing Agreement immediately upon the occurrence of any of the following (herein "Events of Default"):

     a) cessation of the business of the Companies, or any one of them, or the calling of a meeting of the creditors of the Companies, or any one of them, for purposes of compromising their debts and obligations;

     b) the failure of the Companies, or any one of them, to generally meet debts as they mature;

     c) the commencement by or against the Companies, or any one of them, of any bankruptcy, insolvency, arrangement, reorganization, receivership or similar proceedings under any federal or state law, provided that in the event of any involuntary proceeding commenced against the Companies such proceeding is not dismissed or discharged within thirty
          (30) days after commencement thereof;

     d) breach by the Companies, or any one of them, of any warranty, representation or covenant contained herein (other than those referred to in sub-paragraph e below) or in any other written agreement between the Companies and CITBC, provided that such breach by the Companies of any of the warranties, representations or covenants referred in this clause d shall not be deemed to be an Event of Default unless and until such breach shall remain unremedied to CITBC's satisfaction for a period of ten (10) days from the date of such breach;

     e) breach by the Companies, or any one of them, of any warranty, representation or covenant of Section 3, Paragraphs 3 (other than the third sentence of paragraph 3) and 4; Section 6, Paragraphs 3 and 4 (other than the first sentence of paragraph 4); Section 7, Paragraphs 1,5,6, and 9 through 11;

     f) failure of the Companies to pay any of the Obligations within five (5) Business Days of the due date thereof, provided that nothing contained herein shall prohibit CITBC from charging such amounts to the Companies' Revolving Loan Accounts on the due date thereof;

     g)   INTENTIONALLY OMITTED;

     h) the Companies, or any one of them, shall i) engage in any "prohibited transaction" as defined in ERISA, ii) have any "accumulated funding deficiency" as defined in ERISA, iii) have any Reportable Event as defined in ERISA, iv) terminate any Plan, as defined in ERISA or v) be engaged in any proceeding in which the Pension Benefit Guaranty Corporation shall seek appointment, or is appointed, as trustee or administrator of any Plan, as defined in ERISA, and with respect to this sub-paragraph h such event or condition x) remains uncured for a period of thirty (30) days from date of occurrence and y) could, in the reasonable opinion of CITBC, subject the Companies to any tax, penalty or other liability material to the business, operations or financial condition of the Companies;

     i) except as otherwise permitted hereunder, without the prior written consent of CITBC, the Companies or any holder of any Subordinated Debt shall x) amend or modify the Subordinated Debt, or y) make or accept, as applicable, any payment on account of the Subordinated Debt except as permitted in the Subordination Agreement or, with respect to the Subordinated Debt outstanding under the 1997 Indenture, except as permitted thereunder (but in no event any prepayments under the 1997 Indenture), or z) breach, rescind or revoke any provision of the Subordination Agreement; or, with respect to the LLCP Debt, the Companies shall make any prepayment (other than prepayment of the LLCP Term Loan A Debt upon consummation of the Divestiture or other sale of the stock or assets of a subsidiary of Simula if the Term Loan shall have been repaid in full) thereof;

     j) the occurrence of any default or event of default (after giving effect to any applicable grace or cure periods) under any instrument or agreement evidencing (x) Subordinated Debt or (y) any other Indebtedness (including the LLCP Debt) of the Companies having a principal amount in excess of $250,000;

     k) any breach by LLCP in any material respect of any of its covenants under the Intercreditor Agreement;

     l) there shall occur any Change of Control (as defined in the Securities Purchase Agreement, dated on or about the date hereof, respecting the LLCP Debt).

     2. Upon the occurrence of a Default and/or an Event of Default, at the option of CITBC, all loans, advances and extensions of credit provided for in Sections 3, 4 and 5 of this Financing Agreement shall be thereafter in CITBC's sole discretion and the obligation of CITBC to make Revolving Loans, and/or open Letters of Credit shall cease unless such Default or Event of Default is waived in writing by CITBC or cured to CITBC's satisfaction, and at the option of CITBC upon the occurrence of an Event of Default: i) all Obligations shall become immediately due and payable; ii) CITBC may charge the Companies the Default Rate of Interest on all then outstanding or thereafter incurred Obligations in lieu of the interest provided for in Section 8 of this Financing Agreement provided that respect to this clause "ii)" a) CITBC has given the Companies written notice of the Event of Default, provided, however, that no notice is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10 and b) the Companies have failed to cure the Event of Default within ten (10) days after x) CITBC deposited such notice in the United States mail or y) the occurrence of the Event of Default listed in paragraph 1(c) of this Section 10; and iii) CITBC may immediately terminate this Financing Agreement upon notice to the Companies, provided, however, that no notice of termination is required if the Event of Default is the Event listed in paragraph 1(c) of this Section 10. The exercise of any option is not exclusive of any other option which may be exercised at any time by CITBC.

     3. Immediately upon the occurrence of any Event of Default, CITBC may to the extent permitted by law: (a) remove from any premises where same may be located any and all documents, instruments, files and records, and any receptacles or cabinets containing same, relating to the Accounts, or CITBC may use, at the Companies' expense, such of the Companies' personnel, supplies or space at the Companies' places of business or otherwise, as may be necessary to properly administer and control the Accounts or the handling of collections and realizations thereon; (b) bring suit, in the name of the Companies or CITBC, and generally shall have all other rights respecting said Accounts, including without limitation the right to: accelerate or extend the time of payment, settle, compromise, release in whole or in part any amounts owing on any Accounts and issue credits in the name of the Companies or CITBC; (c) sell, assign and deliver the Collateral and any returned, reclaimed or repossessed merchandise, with or without advertisement, at public or private sale, for cash, on credit or otherwise, at CITBC's sole option and discretion, and CITBC may bid or become a purchaser at any such sale, free from any right of redemption, which right is hereby expressly waived by the Companies; (d) foreclose the security interests created herein by any available judicial procedure, or to take possession of any or all of the Inventory, Equipment and/or Other Collateral without judicial process, and to enter any premises where any Inventory, Equipment and/or Other Collateral may be located for the purpose of taking possession of or removing the same and (e) exercise any other rights and remedies provided in law, in equity, by contract or otherwise. CITBC shall have the right, without notice or advertisement, to sell, lease, or otherwise dispose of all or any part of the Collateral whether in its then condition or after further preparation or processing, in the name of the Companies or CITBC, or in the name of such other party as CITBC may designate, either at public or private sale or at any broker's board, in lots or in bulk, for cash or for credit, with or without warranties or representations, and upon such other terms and conditions as CITBC in its sole discretion may deem advisable, and CITBC shall have the right to purchase at any such sale. If any Inventory and Equipment shall require rebuilding, repairing, maintenance or preparation, CITBC shall have the right, at its option, to do such of the aforesaid as is necessary, for the purpose of putting the Inventory and Equipment in such saleable form as CITBC shall deem appropriate. The Companies agree, at the request of CITBC, to assemble the Inventory and Equipment and to make it available to CITBC at premises of the Companies or elsewhere and to make available to CITBC the premises and facilities of the Companies for the purpose of CITBC's taking possession of, removing or putting the Inventory and Equipment in saleable form. However, if notice of intended disposition of any Collateral is required by law, it is agreed that ten (10) days notice shall constitute reasonable notification and full compliance with the law. The net cash proceeds resulting from CITBC's exercise of any of the foregoing rights, (after deducting all charges, costs and expenses, including reasonable attorneys' fees) shall be applied by CITBC to the payment of the Companies' Obligations, whether due or to become due, in such order as CITBC may elect, and the Companies shall remain liable to CITBC for any deficiencies, and CITBC in turn agrees to remit to the Companies or their successors or assigns, any surplus resulting therefrom. The enumeration of the foregoing rights is not intended to be exhaustive and the exercise of any right shall not preclude the exercise of any other rights, all of which shall be cumulative. The mortgage(s), deed(s) of trust and/or assignment(s) on the Real Estate shall govern the rights and remedies of CITBC thereto.

SECTION 11. TERMINATION

     Except as otherwise permitted herein, the Companies or CITBC may terminate this Financing Agreement and the Line of Credit only as of the initial or any subsequent Anniversary Date and then only by giving the other at least sixty
(60) days prior written notice of termination. Notwithstanding the foregoing CITBC may terminate the Financing Agreement immediately upon the occurrence of an Event of Default, provided, however, that if the Event of Default is an event listed in paragraph 1(c) of Section 10 of this Financing Agreement, CITBC may regard the Financing Agreement as terminated and notice to that effect is not required. This Financing Agreement, unless terminated as herein provided, shall automatically continue from Anniversary Date to Anniversary Date. Notwithstanding the foregoing, the Companies may terminate this Financing Agreement and the Line of Credit prior to any applicable Anniversary Date upon sixty (60) days' prior written notice to CITBC, provided that the Companies pay to CITBC immediately on demand, an Early Termination Fee, if applicable. Termination by any of the Companies shall constitute termination with respect to all Companies. All Obligations shall become due and payable as of any termination hereunder or under Section 10 hereof and, pending a final accounting, CITBC may withhold any balances in the Companies' accounts (unless supplied with an indemnity satisfactory to CITBC) to cover all of the Companies' Obligations, whether absolute or contingent. All of CITBC's rights, liens and security interests shall continue after any termination until all Obligations have been paid and satisfied in full.

SECTION 12.  MISCELLANEOUS

     1. Each of the Companies hereby waives diligence, demand, presentment and protest and any notices thereof as well as notice of nonpayment. No delay or omission of CITBC or the Companies to exercise any right or remedy hereunder, whether before or after the happening of any Event of Default, shall impair any such right or shall operate as a waiver thereof or as a waiver of any such Event of Default. No single or partial exercise by CITBC of any right or remedy precludes any other or further exercise thereof, or precludes any other right or remedy.

     2. This Financing Agreement and the documents executed and delivered in connection therewith constitute the entire agreement between the Companies and CITBC; supersede any prior agreements; can be changed only by a writing signed by both the Companies and CITBC; and shall bind and benefit the Companies and CITBC and their respective successors and assigns.

     3. In no event shall the Companies, upon demand by CITBC for payment of any indebtedness relating hereto, by acceleration of the maturity thereof, or otherwise, be obligated to pay interest and fees in excess of the amount permitted by law. Regardless of any provision herein or in any agreement made in connection herewith, CITBC shall never be entitled to receive, charge or apply, as interest on any indebtedness relating hereto, any amount in excess of the maximum amount of interest permissible under applicable law. If CITBC ever receives, collects or applies any such excess, it shall be deemed a partial repayment of principal and treated as such; and if principal is paid in full, any remaining excess shall be refunded to the Companies. This paragraph shall control every other provision hereof and of any other agreement made in connection herewith.

     4. If any provision hereof or of any other agreement made in connection herewith is held to be illegal or unenforceable, such provision shall be fully severable, and the remaining provisions of the applicable agreement shall remain in full force and effect and shall not be affected by such provision's severance. Furthermore, in lieu of any such provision, there shall be added automatically as a part of the applicable agreement a legal and enforceable provision as similar in terms to the severed provision as may be possible.

     5. THE COMPANIES AND CITBC EACH HEREBY WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING ARISING OUT OF THIS FINANCING AGREEMENT. EACH OF THE COMPANIES HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO SERVICE OF PROCESS BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED.

     6. Except as otherwise herein provided, any notice or other communication required hereunder shall be in writing, and shall be deemed to have been validly served, given or delivered when hand delivered or sent by telegram or telex, or three days after deposit in the United State mails, with proper first class postage prepaid and addressed to the party to be notified as follows:

         (A) if to CITBC, at:

             The CIT Group/Business Credit, Inc.
             300 South Grand Avenue, 3rd Floor
             Los Angeles, California  90071
             Attn: Vice President and Regional Credit Manager
             Fax No.: (213) 613-2501

         (B) if to the Companies at:

             Simula, Inc.
             2700 North Central Avenue, Suite 1000
             Phoenix, Arizona  85004
             Attn: Mr. James Dodd, Chief Financial Officer
             Fax No.: (602) 631-9005

or to such other address as any party may designate for itself by like notice.

     7. THE VALIDITY, INTERPRETATION AND ENFORCEMENT OF THIS FINANCING AGREEMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties hereto have caused this Financing Agreement to be executed and delivered by their proper and duly authorized officers as of the date set forth above. This Financing Agreement shall take effect as of the date set forth above after being accepted below by an officer of CITBC after which, CITBC shall forward to the Companies a fully executed original for their files.


                                                    Very truly yours,

                                                    THE CIT GROUP/BUSINESS
                                                    CREDIT, INC.


                                                    By /s/ Thomas Heyes
                                                           Senior Vice President

Read and Agreed to:

SIMULA, INC.

By   /s/ James C. Dodd

Title:  Executive Vice President & CFO

AIRLINE INTERIORS, INC.

By       /s/ James C. Dodd

Title:  Treasurer


ARTCRAFT INDUSTRIES CORP.

By       /s/ James C. Dodd

Title:  Treasurer


SIMULA TRANSPORTATION
EQUIPMENT CORPORATION
(formerly known as INTAERO INC.)

By       /s/ James C. Dodd

Title:  Treasurer


INTERNATIONAL CENTER FOR
SAFETY EDUCATION, INC.

By       /s/ James C. Dodd

Title:  Treasurer

SIMULA AUTOMOTIVE SAFETY
DEVICES, INC.

By       /s/ James C. Dodd

Title:  Treasurer


SIMULA COMPOSITES
CORPORATION

By       /s/ James C. Dodd

Title:  Treasurer


SIMULA POLYMER SYSTEMS, INC.

By       /s/ James C. Dodd

Title:  Treasurer




SIMULA SAFETY SYSTEMS, INC.

By       /s/ James C. Dodd

Title:  Treasurer




SIMULA TECHNOLOGIES, INC.

By       /s/ James C. Dodd

Title:  Treasurer

SIMULA AUTOMOTIVE SAFETY
DEVICES, LIMITED

By       /s/ James C. Dodd

Title:  Treasurer



CCEC CAPITAL CORP.

By       /s/ James C. Dodd

Title:  Treasurer

                                                              Exhibit 10.41b

                             STOCK PLEDGE AGREEMENT


To:          THE CIT GROUP/BUSINESS CREDIT, INC.

Address:     300 South Grand Avenue, 3rd Floor
             Los Angeles, California  90071


                                December 30, 1999

Gentlemen:

Reference is made to a certain Financing Agreement dated of even date herewith, as amended (herein called the "Financing Agreement") between you and the undersigned (collectively, "Pledgor"), together with the subsidiaries and affiliates of the undersigned which are parties thereto (herein collectively called the "Company"). Capitalized terms used herein and defined in the Financing Agreement shall have the same meanings as set forth therein unless otherwise specifically defined herein. As security for: (a) the full and indefeasible payment and performance when due of all now existing and future Obligations of the Company to you, whether absolute or contingent, however acquired by you, and whether arising under the Financing Agreement as now written or as amended or supplemented or augmented hereafter, or by virtue of any guaranty now or hereafter executed by Pledgor in your favor, in law or otherwise; (b) any liability or indebtedness you may incur because of any guaranty you may issue at the request of the Company, including, without limitation, any Letter of Credit Guaranty; (c) the amount of all expenses (including reasonable attorneys' fees) incurred by you in collecting or attempting to collect any of the Company's obligations to you whether from the Company or any other obligor or in realizing upon collateral; and (d) any interest from the due date at the Default Rate of Interest specified in the Financing Agreement on all amounts payable to you hereunder (all of which are herein called the "Secured Obligations"), Pledgor hereby pledges, assigns, transfers, delivers and sets over to you all of its right, title and interest in and to the securities listed on the attached schedule, issued as indicated on said schedule (the "Securities").

This pledge includes all right, title and interest in and to and a continuing lien upon and security interest in, all of said Securities together with any and all rights, coupons, warrants or rights to subscribe, options, dividends, liquidating dividends, splits, dividends paid in stock, dividends paid in Securities, new or reclassified Securities, or any other property which Pledgor is or may hereafter become entitled to receive on account of such Securities, any and all increments, substitutions, additions or replacements thereof, and any and all proceeds thereof (all collectively hereinafter referred to as the "Pledged Collateral").

This Stock Pledge Agreement is executed as an inducement to you to make loans or advances to the Company or issue guaranties at the request of the Company, or otherwise to extend credit or financial accommodations to the Company or to enter into or continue a financing arrangement with the Company, and is executed in consideration of your doing or having done any of the foregoing.

Pledgor agrees that any of the foregoing shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Stock Pledge Agreement.

Pledgor shall be in default under this Pledge Agreement upon the occurrence of any Event of Default under the Financing Agreement (herein any such default shall be referred to as an "Event of Default").

In the event of the happening of any such Event of Default, then on ten (10) days prior notice to Pledgor, without the curing of such default within such time, you may, without demand of performance, advertisement or notice of intention to sell, or of the time or place of sale, and without notice to redeem, or other notice or demand whatsoever to or upon Pledgor (all and each of which demands, advertisements and/or notices are hereby expressly waived), forthwith or at any time or times thereafter, transfer to and/or register in your name, or the name of your nominee, any or all of the Pledged Collateral and/or collect, receive, appropriate and realize upon said Pledged Collateral. In addition, and also without any of the aforesaid demands, advertisements, and/or notices, upon the occurrence of any Event of Default as defined herein, you may sell, assign, transfer and deliver the whole or any part of the Pledged Collateral then held by you under this Stock Pledge Agreement or subject to this Stock Pledge Agreement in one or more parcels, at public or private sale or sales, at any Exchange Broker's Board, at your office or elsewhere, on such terms and conditions, and at such prices as you may deem advisable, for cash, upon credit, or for future delivery, with the right on your part to become the purchaser thereof at any such sale or sales, free and clear of any right to equity of redemption (which right or equity is hereby expressly waived and released). Any notice of sale, disposition, or other intended action by you required by applicable law and sent to Pledgor at least ten (10) days prior to such action shall constitute reasonable notice to Pledgor. Prior to exercising your rights contained herein you may in your discretion forward the various coupons coming due on any bonds covered hereby directly to Pledgor for collection.

Net proceeds of any such disposition as aforesaid, after deduction all costs, including reasonable attorney's fees and expenses of every kind incurred therein, shall be applied to the payment in whole or in part, in such order as you may elect, of any of the Secured Obligations, whether then due or not due. You agree to pay over and return any remaining balance to Pledgor or to any person entitled thereto, upon proper demand being made therefor, and if there be any deficiency, Pledgor shall continue to be fully liable for same.

Further, you are hereby expressly granted the right and irrevocable proxy, in the event of the happening of any Event of Default (as defined herein), and on ten (10) days prior notice to Pledgor, without the curing of such Event of Default within such time, to transfer to yourself or to your nominee any or all of the Pledged Collateral or to register same in your name on the books of Pledgor or entity issuing same; to receive cash dividends, coupons and income thereon and to hold the same as additional collateral security hereunder, or to apply it against the Secured Obligations and to exercise any voting rights with respect to said Collateral for any purposes as you in your discretion deem advisable, and to otherwise exercise as to such Pledged Collateral, all rights, powers and remedies as the owner thereof.

Pledgor hereby represents and warrants that the Pledged Collateral is owned by Pledgor absolutely, and is free and clear of all liens and encumbrances except for the pledge in your favor and except for Permitted Encumbrances (as defined in the Financing Agreement); that there are no restrictions upon the pledge or transfer of any of the Pledged Collateral; that Pledgor has full right to pledge and transfer the same in accordance with the terms and conditions of this Stock Pledge Agreement, free of all encumbrances (except said Permitted Encumbrances) and without the consent of any other person, firm, entity or corporation and without the need to notify the issuing company and/or obtain their consent to the pledge; and that said Pledged Collateral is not subject to any assessment. Pledgor agrees to defend its title to the Pledged Collateral at its own cost and expense, and to pay, satisfy and discharge and any all assessments, liens or charges now or thereafter placed upon the Pledged Collateral.

In the event that it becomes necessary to comply with any Federal or State law or regulation or to make or file any registration thereunder in order for you to exercise any of your rights hereunder, Pledgor expressly agrees to do or will cause to be done all acts and prepare and execute all documents necessary to affect such compliance or registration, and to bear all reasonable costs in connection therewith. Pledgor agrees to indemnify and to hold you harmless from and against any claim or liability; and to hold you harmless from and against any claim or liability caused by (i) any untrue statement of material fact, or omission to state a material fact (as required in any registration or prospectus) or (ii) a failure to register or comply with any such law or regulation.

Pledgor recognizes that you may be unable to effect a public sale of any or all of the Collateral, by reason of certain prohibitions contained in the Securities Act of 1933 and applicable state securities law or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obligated to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to you than if such sale were a public sale and agrees that such circumstances shall not, in and of themselves, result in a determination that such sale was not made in a commercially reasonable manner. You shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit the issuer to register such securities for public sale under the Securities Act of 1933, or under applicable state securities laws, even if the issuer agrees to do so.

Pledgor affirms and certifies that the Secured Obligations were not, and will not be, incurred for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities.

Pledgor hereby agrees at your request to execute all necessary stock powers in blank, to have the signatures on said powers guaranteed, to execute a letter or other form confirming that the Pledged Collateral is not being pledged to you for the purpose of providing or obtaining any credit for purchasing or trading in registered equity securities or other marketable securities, and to execute any further documents or papers whatsoever in order to carry out the intent and purpose of this Stock Pledge Agreement.

The pledge provided for herein shall be in addition to, and shall not be deemed to affect, modify or limit any other rights, collateral, agreements or security which you may now or hereafter hold whether granted or given to you by Pledgor or by any other person, firm or corporation.

It is understood and agreed that the rights and remedies herein enumerated are not intended to be exhaustive but are in addition to any other rights or remedies at law or in equity. You shall have the absolute right in your sole discretion to determine the order in which your rights and remedies are to be exercised, and your exercise of any right or remedy shall not preclude the exercise of any other rights or remedies or be deemed to be a waiver thereof. No act of forbearance, or agreement to forebear the enforcement of, or extension of the date of maturity of, any Secured Obligation, shall in any way constitute a release of, or a waiver or relinquishment of any of your rights or remedies.

This Stock Pledge Agreement is to be governed by the laws of the State of California shall be binding on the heirs, administrators, executors, successors and assigns of Pledgor, and shall inure to the benefit of you and your successors and assigns.


Very truly yours,


SIMULA, INC.

By /s/ James C. Dodd
   ----------------------
Title: Executive Vice President and CFO
       --------------------------------

AIRLINE INTERIORS, INC.

By /s/ James C. Dodd
   ----------------------
Title: Treasurer
       --------------------------------

ARTCRAFT INDUSTRIES CORP.

By /s/ James C. Dodd
   ----------------------
Title: Treasurer
       --------------------------------

SIMULA TRANSPORTATION
EQUIPMENT CORPORATION
(formerly known as INTAERO INC.)

By /s/ James C. Dodd
   ----------------------
Title: Treasurer
       --------------------------------

INTERNATIONAL CENTER FOR
SAFETY EDUCATION, INC.

By /s/ James C. Dodd
   -----------------------
Title: Treasurer
       --------------------------------

SIMULA AUTOMOTIVE SAFETY
DEVICES, INC.

By /s/ James C. Dodd
   -----------------------
Title: Treasurer
       --------------------------------

SIMULA COMPOSITES
CORPORATION

By /s/ James C. Dodd
   -----------------------
Title: Treasurer
       --------------------------------

SIMULA POLYMER SYSTEMS, INC.

By /s/ James C. Dodd
   -----------------------
Title: Treasurer
       --------------------------------

SIMULA SAFETY SYSTEMS, INC.
   -----------------------
By /s/ James C. Dodd

Title: Treasurer
       --------------------------------

SIMULA TECHNOLOGIES, INC.

By /s/ James C. Dodd
   -----------------------
Title: Treasurer
       -------------------

SIMULA AUTOMOTIVE SAFETY
DEVICES, LIMITED

By /s/ James C. Dodd
   -----------------------
Title: Treasurer
       -------------------

CCEC CAPITAL CORP.

By /s/ James C. Dodd
   -----------------------
Title: Treasurer
       -------------------

                                   SCHEDULE TO
                             STOCK PLEDGE AGREEMENT
                   BETWEEN THE CIT GROUP/BUSINESS CREDIT, INC.
     AND SIMULA, INC. AND CERTAIN SUBSIDIARIES (COLLECTIVELY, THE "PLEDGOR")


        Issuer                          Owner                    Certificate#               # of Shares
        ------                          -----                    ------------               -----------

1.      Simula Safety                   Simula, Inc.                 1                         5000
        Systems, Inc.

2.      Simula Transportation           Simula, Inc.                 1                         5000
        Equipment Corporation

3.      Simula Automotive               Simula, Inc.                 1                         5000
        Safety Devices, Inc.

4.      Simula                          Simula, Inc.                 1                         5000
        Technologies, Inc.

5.      Simula Polymer                  Simula, Inc.                 1                         5000
        Systems, Inc.

6.      Airline Interiors, Inc.         Simula Transportation        1                         5000
                                        Equipment Corporation

7.      Artcraft Industries Corp.       Simula Transportation        1                         5000
                                        Equipment Corporation

8.      Simula Composites               Simula Transportation        1                         1000
        Corporation                     Equipment Corporation

9.      Simula Automotive               Simula Automotive            2                         1
        Safety Devices, Limited         Safety Devices, Inc.

10.     International Center            Simula Technologies, Inc.    1                         5000
        For Safety
        Education, Inc.

11.     CCEC Capital Corp.              Simula Transportation        1                         5000
                                        Equipment Corporation

                                                            Exhibit 10.41c

                             SUBORDINATION AGREEMENT


     THIS SUBORDINATION AGREEMENT, made and entered into the 30th day of December, 1999, by and between STANLEY DESJARDINS ("Subordinating Creditor") with an address at 2700 North Central Avenue, Suite 1000, Phoenix, Arizona 85004, and THE CIT GROUP/BUSINESS CREDIT, INC. ("CIT") with a place of business at 300 South Grand Avenue, 3rd Floor, Los Angeles, California 90071.

                                   WITNESSETH:

     WHEREAS, Simula, Inc. (the "Company") has executed and delivered to Subordinating Creditor its promissory note, dated, October 17, 1999 in the principal amount of $1,000,000 (the "Subordinated Note");

     WHEREAS, the Company desires to borrow certain sums from CIT pursuant to a certain Financing Agreement ("Financing Agreement") and a certain Promissory
Note in the amount of $5,000,000 (the "CIT Note") executed in conjunction therewith to evidence the Term Loan extended by CIT to the Company Simula, Inc. thereunder;

     WHEREAS, the extension of credit by CIT to the Company will benefit the Subordinating Creditor;

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Subordinating Creditor hereby agrees with CIT as follows:

     1. SUBORDINATION. The Subordinating Creditor hereby subordinates and defers the payment (including without limitation in any Insolvency Proceeding) of any and all amounts which may be now or hereafter owing by the Company to the Subordinating Creditor pursuant to the Subordinated Note and/or any promissory notes now or hereafter executed and delivered by the Company to the Subordinating Creditor in payment of or as evidence of amounts now or hereafter owing by the Company to the Subordinating Creditor arising pursuant to or in connection with said Subordinated Note (the "Subordinated Debt") to the prior payment and satisfaction in full of any and all Senior Debt which may be now or hereafter owing to CIT by the Company. "Senior Debt," as used herein, shall mean all Obligations (as defined in the Financing Agreement), including, without limitation, any and all now existing and future indebtedness, obligations or liabilities of the Company to CIT, whether direct or indirect, absolute or contingent, secured or unsecured, arising under the Financing Agreement or the CIT Note or any guaranty executed by the Company in favor of CIT, as now written or as amended or supplemented hereafter, or by operation of law or otherwise, including any and all expenses (including reasonable attorneys' fees) incurred in connection therewith and any interest thereon, including, without limitation, any post petition interest accruing on such Senior Debt after the Company becomes subject to an Insolvency Proceeding (whether or not such interest is enforceable against the Company or recoverable against the Company or its bankruptcy estate).

Senior Debt shall also include all indebtedness, obligations and liabilities of the Company (i) arising in connection with any advances made to the Company as a debtor-in-possession, or a trustee for the Company under any Insolvency Proceeding and (ii) to repay any amount previously paid by the Company pursuant to the Financing Agreement which amounts have been returned to the Company or to a trustee pursuant to sections 547 or 548 of the Bankruptcy Code.

     "Insolvency Proceeding" shall mean (i) any insolvency or bankruptcy case or proceeding or any receivership, liquidation, reorganization, readjustment, composition or other similar case or proceeding relating to the Company or its assets, (ii) any liquidation, dissolution, reorganization or winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy proceedings or (ii) any assignment for the benefit or creditors or any other marshalling of the Company's assets.

     2. REPRESENTATIONS AND WARRANTIES. The Subordinating Creditor hereby warrants and represents:

     2.1 That the Company owes to the Subordinating Creditor, as of the date hereof, the Subordinated Debt; that the Subordinated Debt is not and will not be subject to any defense, offset or counterclaim; that the Subordinating Creditor is the exclusive owner of the Subordinated Debt; that there are, and will be, no guarantees or collateral or security for said Subordinated Debt; and that neither the Subordinated Debt nor any collateral or guarantees (if any) therefor is now, nor will be subject to any lien, security interest, guarantees, subordination or assignment except the subordination in favor of CIT.

     2.2 That until such time as this Subordination Agreement is terminated as herein below provided, the Subordinating Creditor will not, directly or indirectly, demand or receive payment of; exchange, forgive, or modify; request or obtain collateral or security or guarantees for; effect a subordination or transfer to others of; grant any security interest in or lien on; or assert, or participate in, or bring any sort of action, suit or proceeding (including without limitation bankruptcy or insolvency proceedings) either at law or in equity for the enforcement, collection or realization on: the whole or any part of, the Subordinated Debt (herein "Commence Legal Action").

     3. INDUCEMENT. This Subordination Agreement is executed as an inducement to CIT to make loans or advances to the Company or otherwise to extend credit or financial accommodations to the Company, and to enter into and continue a financing arrangement with the Company and is executed in consideration of CIT's doing or having done any of the foregoing. The Subordinating Creditor agrees that any of the foregoing shall be done or extended by CIT in its sole discretion and shall be deemed to have been done or extended by CIT in consideration of and in reliance upon the execution of this Subordination Agreement, but that nothing herein shall obligate CIT to do any of the foregoing.

     4. TERMINATION. This Subordination Agreement may be terminated only upon
(i) payment and satisfaction in full of all Senior Debt and termination of the Financing Agreement and CIT's obligation to make loans, advances and/or extensions of credit thereunder, or (ii) as of an Anniversary Date, as defined in the Financing Agreement, and then only upon actual receipt by an officer of CIT of at least one hundred and twenty (120) days prior written notice of termination sent by registered or certified mail; provided, however, that in the event of termination of this Subordination Agreement, the Subordinating Creditor, shall remain bound hereunder, and this Subordination Agreement shall continue in full force and effect with respect to any and all Senior Debt created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Senior Debt. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Senior Debt owing to CIT by the Company. Subordinating Creditor acknowledges and agrees that any such termination shall constitute an Event of Default under the Financing Agreement.

     5. RIGHTS IN INSOLVENCY PROCEEDINGS. The Subordinating Creditor irrevocably authorizes and empowers CIT in any Insolvency Proceeding involving or relating to the Subordinated Debt to file proof of its claim in behalf of the Subordinating Creditor with respect to the Subordinated Debt if the Subordinating Creditor fails to file proof of its claims prior to 30 days before the expiration of the time period during which such claims must be submitted, to accept and receive any payment or distribution which may be payable or deliverable at any time upon or in respect of the Subordinated Debt in an amount not in excess of the Senior Debt then outstanding and to take such other action as may be reasonably necessary to effectuate the foregoing. The Subordinating Creditor shall provide to CIT all information and documents necessary to present claims or seek enforcement as aforesaid. The Subordinating Creditor agrees that while it shall retain the right to vote its claims and otherwise act in any such Insolvency Proceeding relative to the Company (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition, or extension), the Subordinating Creditor shall not take any action or vote in any way so as to contest (i) the validity or the enforceability of the Financing Agreement, the CIT Note, or the liens and security interests to the extent granted to CIT with respect to the Senior Debt, (ii) the rights and duties of CIT established in the Financing Agreement or any security documents with respect to such liens and security interests, or (iii) the validity or enforceability of this Subordination Agreement or any agreement or instrument to the extent evidencing or relating to the Senior Debt. CIT agrees that while it shall retain the right to vote its Senior Debt and otherwise act in any such reorganization proceeding relative to the Company (including, without limitation, the right to vote or accept or reject any plan of partial or complete liquidation, reorganization arrangement, composition or extension), CIT shall not take any action or vote in any way so as to contest the enforceability of this Subordination Agreement, the Subordinated Note or any other agreement or instrument to the extent evidencing or relating to Subordinated Debt.

     6. NO LIABILITY; OVERPAYMENT. CIT shall in no event be liable for any failure to prove the Subordinated Debt; for failure to exercise any rights with respect thereto; or for failure to collect any sums payable thereon or for failure to take any affirmative action in connection therewith. If any dividends or payments received by CIT on the Subordinated Debt, when added to the dividends received directly by CIT on the Senior Debt, shall exceed the total Senior Debt, CIT agrees to pay the excess to the Subordinating Creditor.

     7. ARRANGEMENTS WITH THE COMPANY. It is agreed that CIT may enter into any agreement or arrangements with respect to the Financing Agreement and/or the CIT Note, and any amendments, thereto, with the Company as CIT may deem proper; extend the time for payment of and/or renew any or all Senior Debt; surrender any security, collateral or guarantees underlying all or any of such Senior Debt, and make any settlements and compromises thereof; all without notice to or consent from the Subordinating Creditor and without in any way impairing or affecting this Subordination Agreement thereby.

     8. PAYMENTS TO THE SUBORDINATING CREDITOR. (a) Subject to the provisions of subparagraph (b) hereof, should any payment with respect to the Subordinated Debt be received by the Subordinating Creditor in any form and from any source whatsoever (including, without limitation, any payment or distribution of collateral security (if any ) or the proceeds of any such collateral security) prior to the satisfaction in full of all of the Senior Debt, the Subordinating Creditor shall immediately deliver to CIT any monies, securities or other property received by it, or its equivalent in cash, with proper endorsements or assignments, if necessary; and pending such delivery the Subordinating Creditor shall hold such monies, securities or other property as trustee for the account of CIT.

     (b) Notwithstanding anything to the contrary stated herein, the Company may make payments of (i) interest when due, strictly in accordance with the terms and provisions of the Subordinated Note as in effect on the date hereof, and
(ii) after full and final payment of the CIT Note, principal installments strictly in accordance with the terms and provisions of the Subordinated Note as in effect on the date hereof, all without prepayment or acceleration of the Subordinated Debt, and the Subordinating Creditor may demand, receive and retain said payments unless CIT has notified the Subordinating Creditor in writing that an Event of Default has occurred under the Financing Agreement (a "Default Notice"). Upon receipt of a Default Notice, and at all times thereafter until such Event of Default shall have been cured or waived and CIT shall have provided written notice thereof to the Subordinating Creditor, (i) the Subordinating Creditor may not take, demand, receive or accelerate any payment of principal or interest with respect to the Subordinated Debt and the Company shall not give, make or permit any such payment and (ii) the Subordinating Creditor shall not Commence Legal Action. However, notwithstanding the foregoing, should any Insolvency Proceeding occur at any time, the Subordinated Debt shall be subordinated to the prior payment of all Senior Debt in accordance with paragraph 1 hereof and the aforesaid provisions of subparagraph (a) of this paragraph.

     9. ACCELERATION RIGHTS AND REMEDIES. The Subordinating Creditor shall have no right to accelerate the Subordinated Debt or Commence Legal Action to enforce collection of all, or any part of, the Subordinated Debt, except that the Subordinating Creditor may accelerate and Commence Legal Action in the event that the Company commences or has commenced against it (other than by the Subordinating Creditor) an Insolvency Proceeding, provided that any such involuntary Insolvency Proceeding which is commenced against the Company is not dismissed or discharged within 60 days after commencement thereof; provided, however that any amount received by the Subordinating Creditor as a result of any such acceleration, prior to payment in full of the Senior Debt, shall be held in trust and paid to CIT in accordance with the provisions of this Subordination Agreement.

     10. ACTION AGAINST. If the Subordinating Creditor in violation of this Subordination Agreement shall assert or bring any action, suit or proceeding against the Company, the Company may interpose as a defense or dilatory plea the making of this Subordination Agreement, and CIT is hereby irrevocably authorized to intervene and to interpose such defense or plea in its name or in Company's name. If the Subordinating Creditor shall attempt to enforce, collect or realize upon any Subordinated Debt or, any collateral, security or guarantees (if any), securing the Subordinated Debt in violation of this Subordination Agreement, the Company may, by virtue of this Subordination Agreement, restrain any such enforcement, collection or realization, or upon failure to do so, CIT may restrain any such enforcement, collection or realization, either in its own name or in the name of the Company.

     11. ENDORSEMENT OF NOTE; OTHER DOCUMENTS. The Subordinating Creditor agrees to mark the Subordinated Note evidencing the Subordinated Debt with a notation in substantially the following form:

     "This Note is subject to the terms and provisions of Subordination Agreement executed by the Payee in favor of The CIT Group/Business Credit, Inc.", and to deliver such Subordinated Note to CIT.

     12. MODIFICATIONS TO THE SUBORDINATED NOTE. Without obtaining the prior written consent of CIT, the Subordinated Note shall not be amended for (i) any increase in the rate of interest charged thereunder (ii) any increase in the principal amount of the Subordinated Note or any installment due thereunder,
(iii) any change of the maturity date of any payment for principal or interest which would have the effect of accelerating payment thereof, (iv) amendment of the form or method of payment, (v) the granting or obtaining of any collateral security or obtaining any lien in any collateral, (vi) providing for any additional financial covenants or events of default or making more restrictive any existing covenants or events of default applicable to the Company, or (vii) any other amendment which would have a material adverse effect on the operations of the Company, CIT's security interest in the Collateral or CIT's Senior Debt.

     13. NO IMPAIRMENT OF COMPANY'S OBLIGATION. Subject to all of CIT's rights as expressly provided in this Subordination Agreement, nothing contained in this Subordination Agreement shall impair, as between the Company and the Subordinating Creditor, the obligation of the Company, which is unconditional and absolute, to pay the Subordinated Debt to the Subordinating Creditor as and when all or any portion thereof shall become due and payable in accordance with its terms or prevent the Subordinating Creditor, upon any default under the Subordinated Debt, from exercising all rights, powers and remedies otherwise provided therein or by applicable law.

     14. SUBROGATION. Until such time as all Senior Debt is paid in full and this Subordination Agreement is terminated as herein provided the Subordinating Creditor shall not assert or be entitled to any subrogation rights. Subject to the prior sentence, if any payment or distribution to which the Subordinating Creditor would otherwise have been entitled (but for the provisions of this Subordination Agreement) shall have been turned over to CIT or otherwise applied to the payment of the Senior Debt pursuant to the provisions of this Subordination Agreement, then the Subordinating Creditor shall be entitled to receive from CIT any payments or distributions received by CIT in excess of the amount sufficient to pay all Senior Debt in full, and upon such payment in full of the Senior Debt shall be subrogated (without any representation by, or any recourse whatsoever to CIT) to all rights of CIT to receive all further payments or distributions applicable to the Senior Debt until the Subordinated Debt shall have been paid in full. For purposes of the Subordinating Creditor's subrogation rights hereunder, payments to CIT with respect to the Senior Debt which the Subordinating Creditor would have been entitled to receive with respect to the Subordinated Debt but for the provisions of this Subordination Agreement shall not, as between the Company, its creditors (other than CIT) and the Subordinating Creditor, be deemed payments with respect to the Senior Debt. CIT makes absolutely no representation or warranty whatsoever in connection with such rights or Senior Debt, including without limitation any representation or warranty as to the enforceability of the Financing Agreement, the Senior Debt, or any lien upon Collateral therefor, or the collectability of said Senior Debt.

     15. ENTIRE AGREEMENT. This Subordination Agreement embodies the whole agreement of the parties and may not be modified except in writing. CIT's failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other rights at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other non-observance by the Subordinating Creditor of the terms and provisions of this Subordination Agreement shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Subordinating Creditor hereunder.

     16. WAIVER OF NOTICE. The Subordinating Creditor hereby waives any and all demands, presentments or notices (other than notices specifically provided for in this Subordination Agreement) to which it might otherwise be entitled (including, without limitation, any and all notice of the creation or accrual of any Senior Debt; of any extension, modification, or renewal of any of said Senior Debt, and of CIT's reliance on this Subordination Agreement).

     17. NOTICES All notices and other communications hereunder shall be in writing or by telex, telegram or telecopy, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, telecopy, same day or overnight carrier, or when deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:

         If to the Subordinating Creditor:

         Mr. Stanley Desjardins
         2700 North Central Avenue, Suite 1000
         Phoenix, Arizona  85004
         Fax: 602.631.9005

         If to the Company:

         Simula, Inc.
         2700 North Central Avenue, Suite 1000
         Phoenix, Arizona  85004
         Attention: Mr. James Dodd, Chief Financial Officer
         Fax:  602.631.9005


         If to CIT:

         The CIT Group/Business Credit, Inc.
         300 South Grand Avenue, 3rd Floor
         Los Angeles, California  90071
         Attention: Mr. Thomas Hayes, Vice President, Regional Credit Manager
         Fax:  213.613.2501

     18. GENERAL PROVISIONS. When used in this Subordination Agreement all pronouns shall, wherever applicable, be deemed to include the plural as well as the masculine and feminine gender. This Subordination Agreement: shall inure to the benefit of CIT, its successors and assigns and any parent, subsidiary or affiliate of CIT; shall be binding upon the respective successors and assigns of the Subordinating Creditor; and shall pertain to the Company and its successors and assigns. This Subordination Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed an original, and such counterparts shall together constitute but one and the same document.

     19. CHOICE OF LAW. THIS SUBORDINATION AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

     IN WITNESS WHEREOF, the parties hereto have executed and delivered this Subordination Agreement effective as of the date above set forth.

                                    /s/ Stanley Desjardins
                                    ----------------------
                                       Stanley Desjardins


THE CIT GROUP/BUSINESS CREDIT, INC.

By
   ---------------------------
Title:

     The undersigned, the Company referred to in the foregoing Subordination Agreement, hereby agrees to comply with all of the terms and provisions of said Subordination Agreement in all respects. In the event of a breach by either the Company or Subordinating Creditor in the performance of any of the terms of the said Subordination Agreement, all of said Senior Debt shall, without notice or demand, become immediately due and payable. The Company hereby covenants that it will not make any payment on account of, recognize any forgiveness, assignment or transfer of, nor give any security for, the Subordinated Debt while said Subordination Agreement is in effect or until CIT's Senior Debt has been satisfied in full and said Subordination Agreement is terminated as herein provided.

                           SIMULA, INC.


                           By  /s/ James C. Dodd
                              ------------------
                           Title:

                                                                  Exhibit 10.41d

                                    GUARANTY

                                                        Dated: December 30, 1999


To:       THE CIT GROUP/BUSINESS CREDIT, INC.

Address:  300 South Grand Avenue, 3rd Floor
          Los Angeles, California 90071


Gentlemen:

     Reference is made to that certain Financing Agreement dated of even date herewith, as amended (herein the "Agreement") between you and each of the undersigned (herein each a "Guarantor" and collectively the "Guarantors"). Each of the Guarantors hereby unconditionally jointly and severally guarantees and agrees to be liable for the full and indefeasible payment and performance when due of all now existing and future indebtedness, obligations or liabilities of the other Guarantors to you, howsoever arising, whether direct or indirect, absolute or contingent, secured or unsecured, whether arising under the Agreement as now written or as amended or supplemented hereafter, or by operation of law or otherwise, including, without limitation, all Obligations (as defined in the Agreement). Further each of the Guarantors agrees to pay to you on demand the amount of all expenses (including reasonable attorney's fees) incurred by you in collecting or attempting to collect any of the Obligations (as hereinafter defined), whether from such Guarantor, or from the other Guarantors or any other obligor, or in realizing upon any collateral; and agrees to pay any interest at the highest lawful rate on all amounts payable to you hereunder, even if such amount cannot be collected from any other obligor. (All of the aforementioned obligations, liabilities, expenses and interest are hereinafter collectively called the "Obligations"). To the extent you receive payment on account of Obligations guaranteed hereby, which payment is thereafter set aside or required to be repaid by you in whole or in part, then, to the extent of any sum not finally retained by you (regardless of whether such sum is recovered from you by any Guarantor, its trustee, or any other party acting for, on behalf of or through any Guarantor or its representative), the Guarantors' obligation to you under this Guaranty, as amended, modified or supplemented, shall remain in full force and effect (or be reinstated) until the Guarantors have made payment to you therefor, which payment shall be due upon demand.

     This Guaranty is executed as an inducement to you to enter into or continue the financing arrangement under the Agreement and to make the loans, advances, extensions of credit or financial accommodations described therein, and is executed in consideration of your doing or having done any of the foregoing. Each of the Guarantors agrees that any of the foregoing shall be done or extended by you in your sole discretion, and shall be deemed to have been done or extended by you in consideration of and in reliance upon the execution of this Guaranty, but that nothing herein shall obligate you to do any of the foregoing.

     Notice of acceptance of this Guaranty, the making of loans or advances, or the extension of credit under the Agreement, the amendment, execution or termination of the Agreement or any other agreements in connection therewith, and presentment, demand, protest, notice of protest, notice of non-payment and all other notices to which the Guarantors may be entitled (whether under this Guaranty or the Agreement), and your reliance on this Guaranty are hereby waived. Each of the Guarantors also waives notice of: changes in terms or extensions of the time of payment, the taking and releasing of collateral or guarantees (including the release of any of the Guarantors) and the settlement, compromise or release of any Obligations, and agree that, as to each of the Guarantors, the amount of the Obligations shall not be diminished by any of the foregoing. Each of the Guarantors also agrees that you need not attempt to collect any Obligations from the other Guarantors or any other obligor or to realize upon any collateral, but may require the Guarantors to make immediate payment of Obligations to you when due or at any time thereafter. You shall not be liable for failure to collect Obligations or to realize upon any collateral or security therefor, or any part thereof, or for any delay in so doing, nor shall you be under any obligation to take any action whatsoever with regard thereto.

     This Guaranty is absolute, unconditional and continuing, regardless of the validity, regularity or enforceability of any of the Obligations or the fact that a security interest or lien in any collateral or security therefor may not be enforceable by you or may otherwise be subject to equities or defenses or prior claims in favor of others or may be invalid or defective in any way and for any reason, including any action, or failure to act, on your part. Payment by the Guarantors shall be made to you at your office from time to time on demand as Obligations become due, and one or more successive or concurrent actions may be brought hereon against the Guarantors (or any one or more of them) either in the same action or in separate actions. In the event any claim or action, or action on any judgment, based on this Guaranty, is made or brought against the Guarantors, each of the Guarantors agrees not to assert against you any set-off or counterclaim which the other Guarantors may have, and, further, each of the Guarantors agrees not to deduct, set-off, or seek to counterclaim for or recoup, any amounts which are or may be owed by you to such Guarantor, or for any loss of contribution from any other guarantor. Furthermore, in any litigation based on the Guaranty in which you and any of the Guarantors shall be adverse parties, the Guarantors hereby waive trial by jury and waive the right to interpose any defense based upon any Statute of Limitations or any claim of laches and waive the performance of each and every condition precedent to which the Guarantors might otherwise be entitled by law. Each of the Guarantors hereby consents to the in personam jurisdiction of the courts of the State of California. In the event that you bring any action or suit in any court of record of New York State or the Federal Government to enforce any or all liabilities of the Guarantors hereunder, service of process may be made on the Guarantors by mailing a copy of the summons to the Guarantors at the address below set forth.

     All sums at any time to the credit of the Guarantors and any property of the Guarantors on which you at any time have a lien or security interest, or of which you at any time have possession, shall secure payment and performance of all Obligations and any and all other obligations of the Guarantors to you however arising. The Guarantors shall have no right of subrogation, indemnification or recourse to any Obligations or collateral or guarantees therefor, or to any assets of any of the Guarantors.

     This Guaranty may be terminated as to any one of the Guarantors only as of any Anniversary Date (as defined in the Agreement) and then only upon actual receipt by one of your officers of at least ninety (90) days prior written notice of termination sent by registered or certified mail; provided however, that any of the Guarantors so terminating this Guaranty shall remain bound hereunder, and this Guaranty shall continue in full force and effect, with respect to any and all Obligations created or arising prior to the effective date of such termination and with respect to any and all extensions, renewals or modifications of said pre-existing Obligations. Termination as to any one of the Guarantors shall not affect the obligations of any of the other Guarantors, nor relieve the one giving such notice from liability for any post termination collection expenses or interest. This is a continuing agreement and written notice as above provided shall be the only means of termination, notwithstanding the fact that for certain periods of time there may be no Obligations owing to you under the Agreement. Guarantors acknowledge and agree that termination of this Guaranty is an Event of Default under and as defined in the Agreement.

     Your books and records showing the loan account(s) maintained under the Agreement shall be admissible in evidence in any action or proceeding as prima facie proof of the items therein set forth. Your monthly statements rendered under the Agreement shall be binding upon the Guarantors (whether or not the Guarantors received copies thereof) and shall constitute an account stated unless you shall have received a written statement of the exceptions thereto within thirty (30) days after the statement was mailed by you.

     Each of the Guarantors expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which it may now or hereafter have against the other Guarantors or any other person directly or contingently liable for the Obligations guaranteed hereunder, or against or with respect to any Guarantors property (including, without limitation, property collateralizing its Obligations to you) arising from the existence or performance of this Guaranty.

     Each of the Guarantors consents and agrees that, without notice to or by such Guarantor and without affecting or impairing in any way the obligations or liability of such Guarantor hereunder, you may, from time to time, exercise any right or remedy you may have with respect to the Obligations or any property securing any or all of the Obligations or any guaranty thereof, including without limitation, judicial foreclosure, nonjudicial foreclosure, exercise of a power of sale, and taking a deed, assignment or transfer in lieu of foreclosure as to any such property, and each Guarantor expressly waives any defense based upon the exercise of any such right or remedy, notwithstanding the effect thereof upon any of such Guarantor's rights, including without limitation, any destruction of Guarantor's right of subrogation against any Borrower under the Agreement and any destruction of such Guarantor's right of contribution or other right against any other guarantor of any or all of the Obligations or against any other person, whether by operation of Sections 580a, 580d or 726 of the California Code of Civil Procedure, or any comparable provisions of the laws of any other jurisdiction, or any other statutes or rules of law now or hereafter in effect, or otherwise. Pursuant to Section 2856 of the California Civil Code, each Guarantor waives all rights and defenses that such Guarantor may have because the Obligations are secured by real property. This means, among other things: (a) you may collect from any Guarantor without first foreclosing on any real or personal property collateral pledged by any Borrower or any other guarantor; and (b) if you forecloses on any real property collateral pledged by any Borrower or any other guarantor: (i) the amount of the Obligations may be reduced only by the price for which that collateral is sold at the foreclosure sale, even if the collateral is worth more than the sale price; and (ii) you may collect from such Guarantor even if you, by foreclosing on such real property collateral, has destroyed any right such Guarantor may have to collect from any Borrower or such other guarantor. This is an unconditional and irrevocable waiver of any rights and defenses each Guarantor may have because the Obligations are secured by real property. These rights and defenses include, but are not limited to, any rights or defenses based upon Section 580a, 580b, 580d, or 726 of the California Code of Civil Procedure.

     This Guaranty embodies the whole agreement of the parties and may not be modified except in writing, and no course of dealing between you and any of the Guarantors shall be effective to change or modify this Guaranty. Your failure to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any other time and from time to time thereafter, and such rights shall be considered as cumulative rather than alternative. No knowledge of any breach or other nonobservance by any of the Guarantors of the terms and provisions of this Guaranty shall constitute a waiver thereof, nor a waiver of any obligations to be performed by the Guarantors hereunder.

     This Guaranty may be assigned by you and shall be for your benefit and for the benefit of any of your assignees or transferees, and shall cover any Obligations owed to you at the time of assignment or transfer as well as any and all future Obligations, loans, advances or extensions of credit made under the Agreement by, or otherwise owed to, such assignee or transferee.

     This instrument is executed and given in addition to, and not in substitution, reduction, replacement, or satisfaction of, any other endorsements or guarantees of the Obligations, now existing or hereafter executed by any or all of the Guarantors or others in your favor.

     When used in this agreement, all pronouns shall, wherever applicable, be deemed to include the singular and plural as well as the masculine, feminine, and neuter genders. This agreement shall inure to the benefit of you, your successors and assigns and any parent, subsidiary or affiliate of yours; shall be binding jointly and severally upon the Guarantors and upon the respective heirs, executors, administrators, successors and assigns of each of the Guarantors.

     This Guaranty may be executed in any number of counterparts, each of which when so executed shall be deemed an original and such counterparts shall together constitute but one and the same document.

     This Guaranty shall be governed by and construed in accordance with the laws of the State of California.


     IN WITNESS WHEREOF the Guarantors have executed and delivered this Guaranty effective as of the date above set forth.



SIMULA, INC.

By   /s/ James C. Dodd
     -----------------
Title: Executive Vice President and CFO
       --------------------------------

AIRLINE INTERIORS, INC.

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

ARTCRAFT INDUSTRIES CORP.

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

SIMULA TRANSPORTATION
EQUIPMENT CORPORATION
(formerly known as INTAERO INC.)

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

INTERNATIONAL CENTER FOR
SAFETY EDUCATION, INC.

By   /s/ James C. Dodd
     -----------------
Title: Treasurer
       ---------

SIMULA AUTOMOTIVE SAFETY
DEVICES, INC.

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

SIMULA COMPOSITES
CORPORATION

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

SIMULA POLYMER SYSTEMS, INC.

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

SIMULA SAFETY SYSTEMS, INC.

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------


SIMULA TECHNOLOGIES, INC.

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------


SIMULA AUTOMOTIVE SAFETY
DEVICES, LIMITED

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

INTAERO LTD.

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

CCEC CAPITAL CORP.

By   /s/ James C. Dodd
    ------------------
Title: Treasurer
       ---------

                                                                  Exhibit 10.41e

                             INTERCREDITOR AGREEMENT


     THIS INTERCREDITOR AGREEMENT is entered into as of the 30th day of December, 1999 (this "Agreement"), by and between LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership ("Term Lender"), and THE CIT GROUP/ BUSINESS CREDIT, INC. ("Revolving/Term Lender").

                                 R E C I T A L S

     A. SIMULA, INC., an Arizona corporation ("Simula"), Simula's subsidiaries (such subsidiaries, together with Simula, being collectively referred to as "Debtors," and Simula or any such subsidiary being individually referred to as "Debtor") and Term Lender are parties to the Securities Purchase Agreement dated of even date herewith (as amended, supplemented or otherwise modified from time to time, the "Securities Purchase Agreement") pursuant to which, on the date hereof, Debtors are jointly and severally issuing and selling to Term Lender, and Term Lender is purchasing from Debtors, Secured Senior Notes dated of even date herewith in the aggregate principal amount of $20,000,000 (the "Senior Term Notes"), and Simula is issuing and selling to the Purchaser, and the Purchaser is purchasing from Simula, a Warrant to Purchase 850,000 Shares of Common Stock of Debtor (the "Warrant"), all on the terms and subject to the conditions contained in the Securities Purchase Agreement.

     B. In addition, concurrently with the execution of this Agreement, Revolving/Term Lender is providing to Debtors a senior, secured revolving and term credit facility in the aggregate principal amount of up to $22,000,000 pursuant to the Financing Agreement dated of even date herewith (the "Revolving/Term Loan Agreement") among Revolving/Term Lender and Debtors.

     C. Revolving/Term Lender and Term Lender are each unwilling to enter into their respective financing transactions with Debtors unless the other enters into this Agreement.

     D. Term Lender hereby acknowledges and affirms that Revolving/Term Lender's financial accommodations to Debtors constitute valuable consideration to Term Lender. Revolving/Term Lender hereby acknowledges and affirms that Term Lender's financial accommodations to Debtors also constitute valuable consideration to Revolving/Term Lender.

                                A G R E E M E N T

     NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

     1. Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, the following capitalized terms shall have the following respective meanings (such meanings to be equally applicable to the singular and the plural forms thereof):

         "Affiliate" shall mean, with respect to any specified Person, (i) any other Person that, directly or indirectly, owns or controls, or has the right to acquire, five percent (5%) or more of the Capital Stock of such specified Person, or (ii) any other Person that, directly or indirectly, controls, is controlled by, is under direct or indirect common control with, such specified Person or any Affiliate of such specified Person.

         "Collateral" shall mean all assets and property of Debtors or any of its or their Subsidiaries, whether real or personal, tangible or intangible, now existing or hereafter acquired, that is or may at any time be or become subject to a Lien in favor of Revolving/Term Lender to secure the Revolving/Term Indebtedness.

         "Foreclosure Remedy" shall mean the right to enforce a lien or security interest through foreclosure proceeding pursuant to chapter 5 of Article 9 of the Uniform Commercial Code, through judicial or non-judicial foreclosure with respect to real property collateral security, or through any other exercise of rights under a lien or through a security interest against collateral by the holder of the lien or security interest.

         "Insolvency Proceeding" shall mean any liquidation, bankruptcy, receivership, assignment for the benefit of creditors, or any other judicial, equitable, or administrative action or proceeding commenced by or against any Person or any of its assets or property under federal or state law and involving the adjustment, restructuring, or liquidation of any or all of the assets, obligations, business, or property of such Person.

         "Lien" means, with respect to any assets or property, any security deed, mortgage, deed to secure debt, deed of trust, lien, pledge, assignment, charge, security interest, title retention agreement, negative pledge, levy, execution, seizure, attachment, garnishment, or other encumbrance of any kind in respect of such property, whether or not choate, vested, or perfected.

         "Person" shall mean any individual, partnership, joint venture, trust, unincorporated organization, association, corporation, limited liability company, limited liability partnership, or governmental (whether federal, state, local, foreign, or otherwise, including any instrumentality, division, agency, body or department thereof) or other entity.

         "Pledged Stock" shall mean the capital stock of any Subsidiary of any Debtor that constitutes Collateral.

         "Proceeds" shall mean any cash, securities, or other property received upon the sale, transfer, lease or other disposition or collection of any of the Collateral, whether pursuant to foreclosure, voluntary disposition, sale or other disposition or collection in the ordinary course of business, or otherwise.

         "Revolving/Term Indebtedness" shall mean all indebtedness, liabilities and other obligations of Debtors and any Revolving/Term Loan Guarantor, now existing or hereafter arising under the Revolving/Term Loan Agreement and the other Revolving/Term Loan Documents, as each may from time to time be amended, supplemented, extended, renewed, modified or restated in accordance with the terms of this Agreement, whether for principal, premium, interest, fees, expenses, indemnities or otherwise.

         "Revolving/Term Loan Default" shall mean a "Default" as defined in the Revolving/Term Loan Agreement.

         "Revolving/Term Loan Documents" shall mean (a) the Revolving/Term Loan Agreement, (b) the Guaranty dated of even date herewith executed by the Debtors in favor of Revolving/Term Lender, and (c) any other agreements, security agreements, pledge agreements, instruments and documents executed on the date hereof and delivered to, or in favor of, Revolving/Term Lender in connection therewith.

         "Revolving/Term Loan Event of Default" shall mean an "Event of Default" as defined in the Revolving/Term Loan Agreement.

         "Revolving/Term Loan Guarantor" shall mean any Person which has guaranteed the Revolving/Term Loan.

         "Senior Indebtedness" shall mean the Term Loan Indebtedness, the Revolving/Term Loan Indebtedness or both, as applicable.

         "Senior Lender" shall mean Term Lender, Revolving/Term Lender or both, as applicable.

         "Senior Loan Documents" shall mean the Term Loan Documents or the Revolving/Term Loan Documents, as applicable.

         "Standstill Notice" shall mean a written notice furnished by Revolving/Term Lender to Term Lender that a Revolving/Term Loan Event of Default has occurred and is continuing and containing in all capital letters the following text: "THIS IS A STANDSTILL NOTICE UNDER THE TERMS OF THE INTERCREDITOR AGREEMENT DATED DECEMBER 30, 1999."

         "Standstill Period" shall mean the period commencing with the date of receipt by Term Lender of a Standstill Notice and ending on the earliest to occur of the following:

         (a) Payment in full, in cash, and satisfaction of all the Revolving/Term Indebtedness;

         (b) Acceleration of all or any portion of the Revolving/Term Indebtedness or any exercise of any Foreclosure Remedy by Revolving/Term Lender;

         (c) The initiation of any Insolvency Proceeding involving Debtor;

         (d) The end of the 135-day period starting with the date of receipt of the Standstill Notice by Term Lender; or

         (e) The date which is five (5) days following the date of receipt by Debtors of written notice from Revolving/Term Lender of its intent to terminate or suspend its obligation to Debtor to make further advances or loans or allow the incurrence of letter of credit obligations.

         "Term Indebtedness" shall mean all indebtedness, liabilities and other obligations of Debtors and any Term Loan Guarantor, now existing or hereafter arising under the Term Loan Agreement and the other Term Loan Documents, as each may from time to time be amended, supplemented, extended, renewed, modified or restated in accordance with the terms of this Agreement, whether for principal, premium, interest, fees, expenses, indemnities or otherwise.

         "Term Loan Default" shall mean a "Default" as defined in the Securities Purchase Agreement.

         "Term Loan Documents" shall mean (i) the Securities Purchase Agreement,
(ii) the Senior Term Notes, (iii) the Guaranty; (iv) the Security Agreement among Debtors and Term Lender, (v) the security agreement with respect to intellectual property of even date herewith between Debtors and Term Lender,
(vi) the Stock Pledge Agreement of even date herewith between Debtors and Term Lender, (vii) such other documents, agreements and instruments as are executed and delivered in connection with the foregoing.

         "Term Loan Event of Default" shall mean an "Event of Default" as defined in the Securities Purchase Agreement.

         "Term Loan Guarantor" shall mean any Person which has guaranteed the Senior Term Notes.

         "Term Loan Payments" shall mean all payments of any amounts due pursuant to the Senior Term Notes or any other Term Loan Document, whether of principal, interest or otherwise.

     2. No Subordination of Indebtedness. The Revolving/Term Indebtedness and the Term Indebtedness shall rank pari passu in right to payment with one another and neither shall be subordinate in right of payment to the other; provided, however, in no event shall such pari passu right to payment affect the priority of Revolving/Term Lender as against Term Lender with respect to the Collateral and the Proceeds as hereinafter set forth.

     3. Priority of Security Interests and of Rights to Proceeds; Release of Liens; Insurance Proceeds.

         (a) Notwithstanding the timing, order or manner of the grant or perfection of any of their respective Liens, the Liens now or hereafter held by Revolving/Term Lender in any Collateral and Proceeds to secure the Revolving/Term Indebtedness shall be senior and prior to any Liens now or hereafter held by or for the benefit of Term Lender in or to any of the Collateral and Proceeds. The priorities set forth in this Agreement shall be effective notwithstanding anything to the contrary contained in the Revolving/Term Loan Documents, the Term Loan Documents, or any plan of reorganization or similar document filed by or on behalf of any Debtor or any Affiliate of any Debtor under any Insolvency Proceeding of any Debtor, including any prior perfection of a Lien under the provisions of the Uniform Commercial Code or any other applicable laws of any jurisdiction, or the existence of any present or future filing of financing statements under the Uniform Commercial Code or other applicable laws of any jurisdiction in which such filing has been made, or any other recordation or filing of any document.

         (b) Revolving/Term Lender and Term Lender acknowledge and agree that, pursuant to the Revolving/Term Loan Documents all of the cash flow of Debtors is administered by Revolving/Term Lender, is derived from the sale of inventory and other Collateral and the collection of accounts receivable (also constituting Collateral), is deposited into deposit accounts which are also Collateral, and, therefore, all of the foregoing constitutes Collateral and Proceeds. As Collateral and Proceeds, such cash flow and other assets are all subject to the rights of Revolving/Term Lender as the holder of the senior and prior Lien in the Collateral and the Proceeds, and, pursuant to the administration of the Revolving/Term Indebtedness under the terms of the Revolving/Term Loan Documents, all such cash flow and Proceeds are paid over and delivered, or caused to be paid over and delivered, by Debtors to Revolving/Term Lender for application against the Revolving/Term Indebtedness, subject to the Debtors' right to repay and reborrow Revolving/Term Indebtedness under the Revolving/Term Loan Documents.

         (c) In connection with: (i) any sale or other disposition of assets other than the capital stock of a Debtor or all or a substantial portion of the assets of a Debtor (collectively, a "Non-Material Asset Sale"); or (ii) the sale or other disposition of the capital stock of a Debtor or all or a substantial portion of the assets of a Debtor (a "Material Asset Sale") occurring after the declaration by Revolving/Term Lender of a Revolving/Term Lender Event of Default and during the continuance thereof, arising from or associated with the existence of overadvances under (and as defined in Section 3(1) of) the Revolving/Term Loan Agreement (hereinafter "Overadvances"), the commencement of an Insolvency Proceeding by any Debtor, or any similar material Revolving/Term Lender Event of Default, or the initiation of a Foreclosure Remedy against any of the Collateral by Revolving/Term Lender, then, in the case of either of the foregoing clauses (i) or (ii), if Revolving/Term Lender releases any of its Liens on any part of the Collateral in connection with any such sale or other disposition, Term

Lender agrees that it shall unconditionally and simultaneously release its liens thereon and Term Lender shall execute and deliver to Revolving/Term Lender or the Debtors, as applicable, such termination statements, releases and other documents as Revolving/Term Lender or the Debtors may reasonably request to effectuate such release; provided, however it is expressly understood and agreed that the Lien granted to Term Lender shall, subject to all of the provisions of this Agreement, continue in the Proceeds arising from any such sale or other disposition if such Proceeds are not applied to the Revolving/Term Indebtedness in accordance with the Revolving/Term Loan Documents, subject to the Debtors' right to repay and reborrow Revolving/Term Indebtedness under the Revolving/Term Loan Documents; provided, further, however, it is further understood and agreed that any such release of Lien by Term Lender shall not be deemed to be a waiver of or consent to any violation or breach of any provision of the Term Loan Documents caused by any such sale or other disposition of such Collateral and Term Lender shall continue to be entitled to all of its rights and remedies to enforce its rights to payments of the Term Indebtedness under the Term Loan Documents. Notwithstanding the foregoing provisions of this subsection (c), in connection with any sale or disposition of either Non-Material Assets or Material Assets at a time when no Revolving/Term Lender Event of Default has occurred and is continuing, the Revolving/Term Lender's term loan under the Revolving/Term Loan Agreement as of the date hereof has been repaid, or will be repaid from the Proceeds of such sale or disposition, in full, in cash, and the Term Lender's LLCP Term Loan A Debt (as defined in the Revolving/Term Loan Agreement) has not been repaid in full, in cash, then if Term Lender releases any of its Liens on any part of the Collateral in connection with any such sale or disposition thereof, Revolving/Term Lender agrees that it shall unconditionally and simultaneously release its liens thereon and consent thereto as not constituting a Revolving/Term Loan Event of Default, and Revolving/Term Lender shall execute and deliver to Term Lender or the Debtors, as applicable, such termination statements, releases and other documents as Term Lender or the Debtors may reasonably request to effectuate such release; provided that, in light of the relative Lien priorities, the Proceeds of any such sale or disposition shall be applied first to Revolving/Term Lender to repay such of Revolving/Term Lender's revolving loan advances as are then outstanding as were advanced against the assets being sold or disposed of, second to Revolving/Term Lender in repayment of the its term loan, third to Term Lender in repayment of the LLCP Term Loan A Debt, and finally to Revolving/Term Lender for application against the Revolving/Term Indebtedness , subject to the Debtors' right to repay and reborrow Revolving/Term Indebtedness under the Revolving/Term Loan Documents.

         (d) Unless and until the Revolving/Term Indebtedness is paid in full, in cash, Revolving/Term Lender shall have the sole and exclusive right, subject to the rights of the Debtors under the Revolving/Term Loan Documents, to adjust settlement of claims under any insurance policy covering the Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding affecting the Collateral, and all payments of claims and awards are Proceeds hereunder. Notwithstanding the foregoing provisions of this subsection (d), with respect to the key-man life insurance policies respecting certain officers, directors and principals of the Debtors, Term Lender shall have the sole and exclusive right to settle and adjust any claims and to receive proceeds of such policies for application against the Term Indebtedness.

     4. Standstill. During a Standstill Period, Term Lender shall not have any right to enforce any Liens in, foreclose, levy or execute upon, or attach any Collateral, whether by private or judicial action or otherwise. The preceding sentence is only for the benefit of Revolving/Term Lender and, as between Term Lender and Debtors or any Term Loan Guarantor, shall not constitute a waiver by Term Lender of any default or event of default or of its rights, powers or remedies with respect to Debtor or any Term Loan Guarantor.

     5. Consent to Liens. Revolving/Term Lender hereby consents to the grant or creation of Liens on the Collateral and any other assets of Debtors in favor of Term Lender under the Term Loan Documents and agrees that the grant, perfection, maintenance or existence of such Liens does not and shall not constitute a Revolving/Term Loan Default or a Revolving/Term Loan Event of Default. In addition, Term Lender hereby consents to the grant or creation of Liens on the Collateral in favor of Revolving/Term Lender under the Revolving/Term Loan Documents, and agrees that the grant or existence of such Liens does not and shall not constitute a Term Loan Default or a Term Loan Event of Default.

     6. Standstill Notices. Only one (1) Standstill Notice may be given within any 365-day period, regardless of the number of Revolving/Term Loan Events of Default which occur within or outside of any Standstill Period.

     7. Amendment of Documents.

         (a) The Revolving/ Term Loan Documents shall not be amended without the prior written consent of Term Lender (which consent will not be unreasonably withheld) for (i) a change in the amount of the "Line of Credit" (as defined in the Revolving/ Term Loan Documents), (ii) an amendment of the definitions of "Availability," "Availability Reserve," "Eligible Accounts Receivable" or "Eligible Inventory," in each case as set forth in the Revolving/ Term Loan Documents on the date hereof (or any of the definitions of the defined terms used in such definitions), (iii) an amendment to increase the rate of interest set for Revolving Loans pursuant to the Revolving/ Term Loan Documents or the Default Rate of Interest (as each term is defined in the Revolving/ Term Loan Documents on the date hereof (provided, that the foregoing shall not apply to the application of the Default Rate of Interest in accordance with the Revolving/ Term Loan Documents as in effect on the date hereof); (iv) a reduction of the maturity date of any payment of principal or interest, (v) an extension of the final maturity date of the Revolving/Term Indebtedness of three years from the date hereof other than up to two extensions of 90 days each if Debtors shall have failed to arrange for refinancing or other repayment in full, in cash, of the Revolving/Term Indebtedness by such date, (vi) an amendment of the Revolving/ Term Loan Documents as in effect as of the date hereof to either add or amend an Event of Default (as defined in the Revolving/ Term Loan Documents) (or any of the definitions used therein) to make, or have the effect of making, such Event of Default more restrictive on the business or operations of the Debtors; or (vii) an amendment to the Revolving/ Term Loan Documents as in effect on the date hereof to amend any of the financial covenants set forth therein (or any of the definitions used therein). Revolving/Term Lender shall not make any voluntary Overadvances under the Revolving/Term Loan Documents in excess of $1,700,000 other than Overadvances, in Revolving/Term Lender's reasonable business judgment, necessary to pay the actual, necessary costs and expenses of preserving the Collateral (and Revolving/Term Lender shall give Term Lender written notice with respect to any such costs and expenses as soon and as frequently as practicable).

         (b) The Term Loan Documents shall not be amended without obtaining the prior written consent of Revolving/Term Lender (which consent will not be unreasonably withheld) for (i) an amendment to increase the rate of interest set for the Term Indebtedness (provided, that the foregoing shall not apply to the application of the Default Rate in accordance with the Term Loan Documents),
(ii) any increase in the principal amount of the Term Indebtedness in excess of $2,000,000 (which additional amount shall be permitted only if the maturity date of such additional amount is no earlier than the maturity date of the Term Indebtedness under the Term Loan Documents in effect as of the date hereof) or any installment of principal due thereunder, (iii) reduction of the maturity date of any payment of principal or interest, (iv) providing for any additional financial covenants or events of default or making more restrictive any existing covenants or events of default applicable to the Debtors. In addition, Term Lender will not request or obtain any additional collateral or security for the Term Indebtedness except to the extent that Revolving/Term Lender has been offered a senior Lien to secure the Revolving/Term Indebtedness on such collateral in writing.

     8. Senior Indebtedness Owed Only to Senior Lenders. Each Senior Lender represents and warrants that it has not previously assigned any interest in its Senior Indebtedness or Senior Loan Documents, that no other Person owns an interest in any of such Senior Indebtedness or Senior Loan Documents (whether as joint holders, participants or otherwise), and that such entire Senior Indebtedness is owing only to such Senior Lender.

     9. Pledged Stock. As an accommodation only, Revolving/Term Lender hereby agrees that it shall hold the Pledged Stock for its own benefit and for the benefit of Term Lender solely, as to Term Lender, for the purpose of perfecting Term Lender's security interest therein, and, upon full and final payment, in cash, of the Revolving/Term Indebtedness, Revolving/Term Lender shall deliver to Term Lender any and all certificates or other documents representing such Pledged Stock, or as otherwise directed by Term Lender or order of any court. It is expressly acknowledged and agreed that Revolving/Term Lender may deal with such Pledged Stock in accordance with its usual practices in the ordinary course of business and shall adhere to the same standards of conduct as would be the case if there were no subordinate Liens thereon, and Revolving/Term Lender shall have no liability to Term Lender with respect to Revolving/Term Lender's possession of such pledged stock except for acts or omissions of Revolving/Term Lender which are grossly negligent or constitute willful misconduct.

     10. Reinstatement. The provisions of this Agreement shall continue to be effective or be reinstated, and the Revolving/Term Indebtedness shall not be deemed to be paid in full, in cash, as the case may be, if at any time any payment of Revolving/Term Indebtedness is rescinded or avoided, or must otherwise be returned by Revolving/Term Lender pursuant to any Insolvency Proceeding or otherwise, all as though such payment had not been made.

     11. Nonimpairment. No right of either party enforce the provisions hereof shall at any time in any way be prejudiced or impaired by any act or failure to act by the other party or Debtors or any guarantor, or any noncompliance by Debtors or by the other Person with the terms and provisions and covenants herein contained, regardless of any knowledge thereof that the party may have or with which the party may otherwise be charged.

     12. Instrument Legends. Each Senior Lender shall forthwith inscribe on the face of any promissory note and any other instrument evidencing its Senior Indebtedness or any portion thereof a legend conspicuously indicating that it is subject to the terms of this Agreement, and shall forthwith deliver copies thereof to the other Senior Lender. For purposes of this Section 12, the following legend (or a substantially similar legend) shall be acceptable:

     "PAYMENT OF THE INDEBTEDNESS EVIDENCED BY THIS SECURITY, INCLUDING PRINCIPAL, PREMIUM, IF ANY, AND INTEREST, IS SUBJECT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AGREEMENT DATED OF EVEN DATE HEREWITH BETWEEN LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., AS THE INITIAL HOLDER OF THIS SECURITY, AND THE CIT GROUP/ BUSINESS CREDIT, INC. A COPY OF SUCH INTERCREDITOR AGREEMENT MAY BE OBTAINED FROM THE ISSUER UPON REQUEST."

     13. Additional Remedies. If either party violates any of the terms of this Agreement, in addition to any remedies in law, at equity or otherwise, the other party may restrain such violation in any court of law or equity and may interpose this Agreement as a defense in any action by the violating party.

     14. Certain Waivers.

         (a) All Senior Indebtedness shall be deemed to have been made or incurred in reliance upon the terms and other provisions of this Agreement. Each Senior Lender waives all notice of the acceptance by the other Senior Lender of the provisions of this Agreement and agrees that the other Senior Lender has made no representations or warranties with respect to the legality, validity, enforceability, collectability or perfection of any Senior Indebtedness or any liens held by it in connection therewith.

         (b) Each Senior Lender shall be entitled to manage and supervise its loans or other financial accommodations to Debtors in accordance with applicable laws and its normal business practices, modified from time to time as it deems appropriate under the circumstances, without regard to the existence of any rights that the other Senior Lender may now or hereafter have in or to any Collateral, except that each Senior Lender shall comply with the terms of this Agreement.

         (c) No Senior Lender shall have any liability to the other Senior Lender as a result of any and all lawful actions not in breach of this Agreement that such Senior Lender takes or omits to take (including actions with respect to the creation, perfection or continuation of its liens, actions with respect to the occurrence of a default or event of default under its Senior Loan Documents, actions with respect to the foreclosure, sale, release or failure to realize upon, any Collateral (except that each Senior Lender shall deal with any Collateral in its possession in accordance with its usual practices in the ordinary course of business and shall have no liability to the other except for acts or omissions of which are grossly negligent or constitute willful misconduct), and actions with respect to the collection of any claim for all or any part of its Senior Indebtedness from any account debtor of Debtor or any other Person). Without limiting the generality of the foregoing, Term Lender waives any otherwise valid legal or equitable right (i) to require Revolving/Term Lender to marshal any portion of the Collateral or otherwise to seek satisfaction from any particular property of Debtor or from any other Person, (ii) to oppose any motion or application by Revolving/Term Lender or Debtor to allow use of cash collateral, provide adequate protection of Revolving/Term Lender's interest in the Collateral, or grant relief from automatic stay to permit Revolving/Term Lender to enforce its rights and remedies with respect to the Collateral, or (iii) otherwise to prohibit, delay, control, or limit in any manner the sale or other disposition by Revolving/Term Lender of any portion of the Collateral.

     15. Other Waivers. No waiver shall be deemed to be made by Revolving/Term Lender or Term Lender of any of their respective rights hereunder unless it is in writing signed by the waiving party. Each such waiver shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the waiving party or the obligations of the other party to the waiving party in any other respect at any other time.

     16. Information Concerning Financial Condition. Except as otherwise expressly provided for in this Agreement, each Senior Lender acknowledges that the other Senior Lender has no obligation to keep it informed of the financial condition of Debtors or of other circumstances bearing upon the risk of nonpayment of the Revolving/Term Indebtedness or Term Indebtedness. Each of Revolving/Term Lender and Term Lender hereby agree that the other shall have no duty to advise it of information known to it regarding such condition or any such circumstances. In the event Revolving/Term Lender or Term Lender (the "providing party"), in its sole discretion, undertakes, at any time or from time to time, to provide any such information to the other (the "receiving party"), the providing party shall be under no obligation to (a) provide any such information to the receiving party on any subsequent occasion, (b) undertake any investigation not a part of its regular business routine, or

(c) disclose any information that, pursuant to its commercial finance practices, the providing party wishes to maintain as confidential. Notwithstanding the foregoing, this paragraph is subject to the notices required by Section 18.

     17. Third-Party Beneficiaries; Termination.

         (a) This Agreement is solely for the benefit of Revolving/Term Lender, Term Lender and their respective successors and permitted assigns, and neither Debtor nor any other Person is intended to be a third-party beneficiary hereunder or to have any right, benefit, priority or interest under, or because of the existence of, or to have any right to enforce, this Agreement. This Agreement is intended solely for the purpose of defining the relative rights of Revolving/Term Lender and Term Lender and is not intended to or will impair, as between Debtor, any Revolving/Term Loan Guarantor, any Term Loan Guarantor and their respective creditors other than Revolving/Term Lender and Term Lender, the respective obligations, which are absolute and unconditional, of Debtor, the Revolving/Term Loan Guarantors and the Term Loan Guarantors to Revolving/Term Lender or Term Lender.

         (b) Revolving/Term Lender and Term Lender shall have the right to modify or terminate this Agreement at any time without notice to or approval of Debtor or any other Person upon the written consent of Term Lender and Revolving/Term Lender. In addition, Term Lender may terminate this Agreement upon the full payment and satisfaction of the Revolving/Term Indebtedness and termination of the Revolving/Term Loan Documents.

     18. Notices.

         (a) Revolving/Term Lender shall use it best efforts to give prompt written notice to Term Lender of (i) the declaration by Revolving/Term Lender of any Revolving/Term Loan Event of Default or (ii) the expiration of any Standstill Period (including notice of the issuance of the notice to Debtors under clause (e) of the definition of Standstill Period set forth hereinabove); provided that any failure by Revolving/Term Lender to provide such notice shall not affect Revolving/Term Lender's rights arising from any such Revolving/Term Loan Event of Default, and shall not result in any liability to Term Lender other than liability for any such failure where such failure was a result of gross negligence or wilful misconduct (and an mere inadvertent omission to give such notice shall not be deemed to be either gross negligence or willful misconduct). Term Lender shall use its best efforts to give prompt written notice to Revolving/Term Lender of the declaration by Term Lender of any Term Loan Event of Default; provided that any failure by Term Lender to provide such notice shall not affect Term Lender's rights arising from such Term Loan Event of Default or result in any liability to Revolving/Term Lender other than liability for any such failure where such failure was a result of gross negligence or wilful misconduct (and an mere inadvertent omission to give such notice shall not be deemed to be either gross negligence or willful misconduct).

         (b) Term Lender shall have the right, but not the obligation, to cure any default under the Revolving/Term Loan Documents which, after notice or lapse of time or both would become Revolving/Term Loan Event of Default at any time prior to such default becoming a Revolving/Term Loan Event of Default. In addition, Term Lender shall have the right, but not the obligation, to cure any Revolving/Term Loan Event of Default, if curable.

         (c) Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three (3) business days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by telecopier or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this section), (c) one business day after deposit with a reputable overnight courier with all charges prepaid, or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number as follows:

                                    If to Term Lender, to:

                                    Levine Leichtman Capital Partners II, L.P.
                                    c/o Levine Leichtman Capital Partners, Inc.
                                    335 North Maple Drive, Suite 240
                                    Beverly Hills, CA  90210
                                    Attention:  Arthur E. Levine, President
                                    Telephone:  (310) 275-5335
                                    Telecopier: (310) 275-1441

                                    If to Revolving/Term Lender, to:

                                    The CIT Group/Business Credit, Inc.
                                    300 S. Grand Avenue, 3rd Floor
                                    Los Angeles, CA  90071
                                    Attention:  Thomas Hayes
                                    Telephone:  (213) 613-2505
                                    Telecopier: (213) 613-2501

                                    If to any Debtor, to:

                                    Simula, Inc.
                                    2700 N. Central Avenue, Suite 1000

                                    Phoenix, AZ 85004
                                    Attention: Donald W. Townsend
                                    Telephone:   (602) 631-4005
                                    Telecopier:  (602) 631-9005

The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice.

     19. Costs and Attorneys' Fees. If any action, suit or proceeding is commenced by or between any of the parties in connection with this Agreement, neither party shall be entitled to recover from the other any costs, expenses or attorneys' fees incurred in connection therewith.

     20. Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties and their respective successors and assigns (including, in the case of any Insolvency Proceeding, any receiver, assignee for the benefit of creditors, trustee or debtor in possession on behalf of such Person), except as otherwise provided herein. This Agreement is freely assignable at any time by Revolving/Term Lender or Term Lender, provided that any such assignment is in conjunction with the assignment or refinancing in whole or in part of the Revolving/Term Indebtedness or Term Indebtedness, as the case may be, and that such assignment is subject to the terms of this Agreement.

     21. Integrated Agreement. This Agreement sets forth the entire understanding of the parties with respect to the matters set forth herein and may not be modified or amended except in a writing signed by all parties.

     22. Interpretation. The captions in this Agreement are for convenience of reference only, do not constitute a part of this Agreement and are not to be considered in construing or interpreting this Agreement. All section, preamble, recital, exhibit, schedule, disclosure schedule, annex, clause and party references are to this Agreement unless otherwise stated. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement, and all provisions of this Agreement shall be construed in accordance with their fair meaning, and not strictly for or against any party.

     23. Authority. Each of the signatories hereto certifies that such party has all necessary authority to execute this Agreement.

     24. Counterparts. This Agreement may be executed in two or more counterparts and by facsimile, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     25. GOVERNING LAW. IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA

APPLICABLE TO CONTRACTS MADE AND PERFORMED IN THAT STATE (WITHOUT REGARD TO THE CHOICE OF LAW OR CONFLICT OF LAW PROVISIONS THEREOF) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

     26. CONSENT TO JURISDICTION AND VENUE. REVOLVING/TERM LENDER AND TERM LENDER HEREBY CONSENT AND AGREE THAT ALL ACTIONS, SUITS OR OTHER PROCEEDINGS ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT SHALL BE TRIED AND LITIGATED IN STATE OR FEDERAL COURTS LOCATED IN THE CITY OF LOS ANGELES, COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY AND ALL CLAIMS, CONTROVERSIES AND DISPUTES ARISING OUT OF THIS AGREEMENT OR ANY OTHER MATTER ARISING OUT OF OR RELATED TO THIS AGREEMENT.

     REVOLVING/TERM LENDER AND TERM LENDER HEREBY (A) IRREVOCABLY SUBMIT TO THE JURISDICTION OF ANY SUCH COURT AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION, SUIT OR OTHER PROCEEDING COMMENCED IN ANY SUCH COURT, (B) WAIVE ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR ANY OBJECTION THAT SUCH PERSON MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION OR IMPROPER VENUE AND (C) CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. REVOLVING/TERM LENDER AND TERM LENDER HEREBY WAIVE PERSONAL SERVICE OF THE SUMMONS, COMPLAINT OR OTHER PROCESS ISSUED IN ANY SUCH ACTION, SUIT OR OTHER PROCEEDING AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH IN SECTION 18 (NOTICES) AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PERSON'S ACTUAL RECEIPT THEREOF OR FIVE DAYS AFTER DEPOSIT IN THE UNITED STATES MAILS, PROPER POSTAGE PREPAID.

     27. WAIVER OF JURY TRIAL. EACH TERM LENDER AND REVOLVING/TERM LENDER WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION UNDER THIS GUARANTY OR ANY ACTION OR ACTIONS ARISING OUT OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER INVESTMENT DOCUMENT, REGARDLESS OF WHICH PARTY INITIATES SUCH ACTION OR ACTIONS.

     IN WITNESS WHEREOF, this Agreement has been duly executed as of the date first written above.

"TERM LENDER"

LEVINE LEICHTMAN CAPITAL PARTNERS II, L.P., a California limited partnership

By:   LLCP California Equity Partners II, L.P.,
a California limited partnership, its General Partner

     By: Levine Leichtman Capital Partners, Inc., a California corporation, its General Partner


                  By: /s/ Lauren B. Leichtman
                      -----------------------
                          Lauren B. Leichtman
                          Chief Executive Officer


"REVOLVING/TERM LENDER"

THE CIT GROUP/ BUSINESS CREDIT, INC.

By:    /s/ Thomas Heyes
      -----------------
Name:      Thomas Heyes
         --------------
Title:     Senior Vice President
         -----------------------

                                 ACKNOWLEDGMENT

     Each of the undersigned hereby acknowledges and consents to the foregoing Intercreditor Agreement and agrees to cooperate with the parties thereto to insure enforcement of the priorities and other provisions specified therein.

Dated as of December 30, 1999

"DEBTORS"

SIMULA, INC., an Arizona corporation

By:      /s/ James C. Dodd
         -----------------
Title:   Executive Vice President and CFO
         --------------------------------

AIRLINE INTERIORS, INC.

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

ARTCRAFT INDUSTRIES CORP.

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

SIMULA TRANSPORTATION
EQUIPMENT CORPORATION
(formerly known as INTAERO INC.)

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

INTERNATIONAL CENTER FOR
SAFETY EDUCATION, INC.

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

SIMULA AUTOMOTIVE SAFETY
DEVICES, INC.

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

SIMULA COMPOSITES
CORPORATION

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

SIMULA POLYMER SYSTEMS, INC.

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

SIMULA SAFETY SYSTEMS, INC.

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

SIMULA TECHNOLOGIES, INC.

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

SIMULA AUTOMOTIVE SAFETY
DEVICES, LIMITED

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------

CCEC CAPITAL CORP.

By:      /s/ James C. Dodd
         -----------------
Title:   Treasurer
         ---------